UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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STONE ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STONE ENERGY CORPORATION
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Friday, May 20, 2011
To the Stockholders of Stone Energy Corporation:
          The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Stone Energy Corporation (the “Company”) will be held on Friday, May 20, 2011 at 10:00 a.m., local time, at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana 70130, for the following purposes:
(1)	To elect eight individuals to the Company’s Board of Directors;

(2)	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011;

(3)	To approve the First Amendment to the Company’s 2009 Amended and Restated Stock Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan;

(4)	To approve the advisory resolution approving compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the accompanying proxy statement;

(5)	To hold an advisory vote on the frequency of future executive compensation advisory votes, specifically on whether an advisory vote on executive compensation should be held every one, two or three years; and

(6)	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.
          Information relevant to these matters is set forth in the accompanying proxy statement.
          The close of business on March 24, 2011 was fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.
          You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we ask that you vote as soon as possible. You may vote by mailing a completed proxy card, by telephone or via the Internet. For detailed information regarding voting instructions, please refer to the section entitled “Voting Rights and Solicitation—Voting by Mail, via the Internet or by Telephone” in the accompanying proxy statement.

By Order of the Board of Directors,

Lafayette, Louisiana	Andrew L. Gates, III
April 12, 2011	Senior Vice President, General Counsel
and Secretary

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE STOCKHOLDERS
MEETING TO BE HELD ON MAY 20, 2011
          This Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2011 Annual Meeting of Stockholders, the 2010 Annual Report to Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 of Stone Energy Corporation are available at http://bnymellon.mobular.net/bnymellon/sgy.

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TABLE OF CONTENTS (CONTINUED)

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STONE ENERGY CORPORATION
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-0410

PROXY STATEMENT

     This proxy statement is furnished to you in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of Stone Energy Corporation (“we”, “our”, “Stone” or the “Company”) for use at the Annual Meeting to be held on Friday, May 20, 2011 at 10:00 a.m., local time, at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana 70130, or at any adjournment(s) or postponement(s) thereof (the “Annual Meeting”). The Windsor Court Hotel is conveniently located in the heart of the Central Business District in downtown New Orleans and is directly across from Harrah’s Casino within 3 blocks walking distance of the French Quarter, Mississippi River and Warehouse/Arts District; please go to www.windsorcourthotel.com for more information (including directions).
     The solicitation of proxies by the Board will be conducted primarily by mail. In addition, officers, directors and employees of Stone may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any extra compensation for these services. We have retained BNY Mellon Shareowner Services to assist with proxy solicitation for a fee of $9,000, to host Stone’s required cookies-free website for proxy materials for a fee of $8,000, to aid in the distribution of proxy materials, and to provide voting and tabulation services for the Annual Meeting. In addition, we will reimburse brokers, banks, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock. The costs of the solicitation, including the cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders, will be borne by Stone.
     These proxy materials are being mailed to our stockholders on or about April 12, 2011.
PURPOSE OF MEETING
     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.
VOTING RIGHTS AND SOLICITATION
Voting; Revocation
     At the close of business on March 24, 2011, the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, there were 49,009,409 shares of common stock outstanding, each share of which is entitled to one vote. Common stock is the only class of outstanding securities of Stone entitled to receive notice of and to vote at the Annual Meeting.
     If you are a registered stockholder, you may revoke your proxy at any time before the shares are voted at the Annual Meeting by:
•	timely submitting a proxy with new voting instructions using the telephone or Internet voting system;

•	voting in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not revoke any previously submitted proxy;

•	timely delivery of a valid, later-dated executed proxy card; or

•	filing an instrument of revocation received by the Secretary of Stone Energy Corporation at 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, by 10:00 a.m. on May 19, 2011.

     If you are a street-name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.
     In the absence of a revocation, shares represented by the proxies will be voted at the Annual Meeting.
Voting by Mail, via the Internet or by Telephone
     Registered Stockholders. Stockholders whose shares are registered in their own name may vote by mailing a completed proxy card, via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign, date and return the enclosed proxy card in the enclosed prepaid and addressed envelope and your shares will be voted at the Annual Meeting in the manner you direct. In the event no directions are specified, the proxies will be voted FOR each of the nominees for director, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, FOR the First Amendment to the Company’s 2009 Amended and Restated Stock Incentive Plan, FOR the advisory vote on executive compensation, for having a vote on executive compensation every TWO YEARS, and in the discretion of the proxy holders (Richard A. Pattarozzi, David H. Welch and B.J. Duplantis) as to any other matters that may properly come before the Annual Meeting.
     Street Name Holders. If your shares are registered in the name of a bank or brokerage firm and you have not elected to receive your proxy materials electronically, you may nevertheless be eligible to vote your shares over the Internet or by telephone rather than by mailing a completed voting instruction card provided by the bank or brokerage firm. Please check the voting instructions card provided by your bank or brokerage firm for availability and instructions. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the prepaid and addressed envelope provided.
Quorum; Required Votes
     The presence at the Annual Meeting of a majority of shares of our common stock issued and outstanding and entitled to vote, present in person or by proxy, is necessary to constitute a quorum. Each vote represented at the Annual Meeting in person or by proxy will be counted toward a quorum. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.
     Under the rules of the New York Stock Exchange, brokers holding shares of record for a customer have the discretionary authority to vote on some matters if the brokers do not receive timely instructions from the customer regarding how the customer wants the shares voted. There are also non-discretionary matters for which brokers do not have discretionary authority to vote even if they do not receive timely instructions from the customer. When a broker does not have any discretion to vote on a particular matter, the customer has not given timely instructions on how the broker should vote the customer’s shares and the broker indicates it does not have authority to vote the customer’s shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters. For Item 2 to be voted on at the Annual Meeting, brokers will have discretionary authority in the absence of timely instructions from their customers. Items 1, 3, 4 and 5 are non-discretionary matters, and brokers will not have discretionary authority for Items 1, 3, 4 and 5 in the absence of timely instructions from their customers.
Recommendations of the Board
     The agenda for the Annual Meeting includes the following items:

Board
Agenda Item	Recommends Vote
• Election of directors	FOR
• Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2011	FOR
• Approval of the First Amendment to our 2009 Amended and Restated Stock Incentive Plan to increase the number of shares under the Plan	FOR
• Advisory vote on executive compensation	FOR
• Advisory vote on frequency of future executive compensation advisory votes	TWO YEARS
     Item 1. (Election of Directors). To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes of the shares of common stock cast at the Annual Meeting. This means that director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum but will not affect the outcome of the vote on this Item. Broker non-votes will not be taken into account in determining the outcome of this Item 1.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES
IDENTIFIED IN ITEM 1.
     Item 2. (Ratification of the appointment of the independent registered public accounting firm). Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative vote of the holders of a majority of the votes of the shares of common stock cast on this Item at the Annual Meeting. Abstentions will not affect the outcome of the vote on this Item 2.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ITEM 2.
     Item 3. (First Amendment to our 2009 Amended and Restated Stock Incentive Plan). Pursuant to our Bylaws and NYSE rules, the First Amendment to our 2009 Amended and Restated Stock Incentive Plan (the “Plan”) to increase the number of shares subject to the Plan will become effective if there is an affirmative vote of the holders of a majority of the votes of the shares of common stock cast on this Item at the Annual Meeting. In addition, NYSE rules require that the total votes cast on this Item must represent greater than 50% of all the shares entitled to vote on this Item. That is, the total number of votes cast “FOR” and “AGAINST” this Item must exceed 50% of the outstanding shares if there is an affirmative vote of the holders of a majority of the votes of the shares of common stock cast on this Item at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will not affect the outcome of these votes.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ITEM 3.
     Item 4. (Advisory vote on executive compensation). Approval of this item requires the affirmative vote of the holders of a majority of the votes of our common stock cast at the Annual Meeting with respect to the Item. Abstentions and broker non-votes will not be counted as votes cast, and, accordingly, will not affect the outcome of these votes. While this vote is required by law, it will neither be binding on our Company or our Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our Company or our Board. However, our compensation committee will take into account the outcome of the vote when considering future executive compensation decisions.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ITEM 4.
     Item 5. (Advisory vote on the frequency of future executive compensation advisory votes). Approval of this Item requires the affirmative vote of the holders of a majority of the votes of our common stock cast at the Annual Meeting with respect to the Item. Abstentions and broker non-votes will not be counted as votes cast, and, accordingly, will not affect the outcome of these votes. However, because this vote is advisory and non-binding, if none of the frequency options receives a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by our stockholders. While this vote is required by law, it will neither be binding on our Company or our Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our Company or our Board. However, our Board will take into account the outcome of this vote in making a determination on the frequency at which advisory votes on executive compensation will be included in our proxy statements for future Annual Meetings.
THE BOARD RECOMMENDS THAT YOU VOTE TO CONDUCT FUTURE
EXECUTIVE COMPENSATION ADVISORY VOTES EVERY “TWO YEARS” IN ITEM 5.
Annual Meeting Admission
     If you wish to attend the Annual Meeting in person, you must present a form of personal identification. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

2010 Annual Report
     The Company’s 2010 Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission, is being mailed to all stockholders entitled to vote at the Annual Meeting. The 2010 Annual Report does not constitute a part of the proxy soliciting material.
     A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including the financial statements and the financial statement schedules, if any, but not including exhibits, is also available at http://bnymellon.mobular.net/bnymellon/sgy and a copy will be furnished at no charge to each person to whom a proxy statement is delivered upon the written request of such person addressed to the following:
STONE ENERGY CORPORATION
Attention: Chief Financial Officer
625 E. Kaliste Saloom Road
Lafayette, LA 70508
     Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expense in furnishing the requested Exhibit(s).

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE STOCKHOLDERS
MEETING TO BE HELD ON MAY 20, 2011
     The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2011 Annual Meeting of Stockholders, the 2010 Annual Report to Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 of Stone Energy Corporation are available at http://bnymellon.mobular.net/bnymellon/sgy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding beneficial ownership of common stock as of March 24, 2011 (unless otherwise indicated) of (1) each person known by us to own beneficially more than 5% of our outstanding common stock; (2) our Named Executive Officers (as defined herein); (3) each of our directors and nominees; and (4) all of our executive officers and directors as a group. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person.

	Amount and Nature
	of Beneficial	Percent of
Name and Address of Beneficial Owner (1)	Ownership (2)	Class (3)
BlackRock, Inc.(4)	3,656,059	7.5%
Hotchkis and Wiley Capital Management, LLC(5)	3,643,306	7.4%
LSV Asset Management(6)	2,749,800	5.6%
The Vanguard Group, Inc.(7)	2,622,391	5.4%
David H. Welch	519,805	1.1%
Kenneth H. Beer	178,007	*
Jerome F. Wenzel, Jr.	106,660	*
Richard L. Smith	75,141	*
Andrew L. Gates, III	54,745	*
Robert A. Bernhard (8)	128,642	*
George R. Christmas	24,302	*
B. J. Duplantis	31,280	*
Peter D. Kinnear	40,068	*
John P. Laborde	45,649	*
Richard A. Pattarozzi	20,868	*
Donald E. Powell	17,668	*
Kay G. Priestly	20,868	*
Executive officers and directors as a group (consisting of 18 persons)	1,428,768	2.9%

*	Less than 1%.

(1)	Unless otherwise noted, the address for each beneficial owner is c/o Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508.

(2)	Under the regulations of the Securities and Exchange Commission, shares are deemed to be “beneficially owned” by a person if he directly or indirectly has or shares the power to vote or dispose of, or to direct the voting or disposition of, such shares, whether or not he has any pecuniary interest in such shares, or if he has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right. The shares beneficially owned by (a) Mr. Welch include 191,790 shares, (b) Mr. Beer include 53,000 shares, (c) Mr. Wenzel include 10,000 shares, (d) Mr. Gates include 800 shares, and (e) the executive officers and directors as a group include 277,990 shares, that may be acquired by such persons within 60 days through the exercise of stock options.

(3)	Based on total shares outstanding of 49,009,409 as of March 24, 2011. Based on the number of shares owned and acquirable within 60 days of March 24, 2011, with the exception of the amounts reported in filings on Schedule 13G.

(4)	BlackRock, Inc.’s address is 40 East 52nd Street, New York, NY 10022. The number of shares held is based on information included in a Schedule 13G/A filed on February 8, 2011. BlackRock, Inc. is an institutional investment management firm, and it has sole voting power as to 3,656,059 shares and sole dispositive power as to 3,656,059 shares.

(5)	Hotchkis and Wiley Capital Management, LLC’s address is 725 S. Figueroa Street, 39th Floor, Los Angeles, CA 90017. The number of shares held is based on information included in a Schedule 13G filed on February 14, 2011. Hotchkis and Wiley Capital Management, LLC is an investment advisory firm, and the securities represented by the Schedule 13G are owned of record by clients of the firm, which has sole power to vote or to direct the vote on 2,156,200 shares and sole power to dispose or to direct the disposition of 3,643,306 shares.

(6)	LSV Asset Management’s address is 155 N. Wacker Drive, Suite 4600, Chicago, IL 60606. The number of shares held is based on information included in a Schedule 13G filed on February 8, 2011. LSV Asset Management is an investment management firm, and it has sole voting power and sole dispositive power as to 2,749,800 shares.

(7)	The Vanguard Group, Inc.’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The number of shares held is based on information included in a Schedule 13G/A filed on February 9, 2011. The Vanguard Group, Inc. is an institutional investment advisor. In its role as an investment advisor, The Vanguard Group, Inc. has sole voting power as to 72,936 shares, sole dispositive power as to 2,549,455 shares and shared dispositive power as to 72,936 shares.

(8)	Includes 15,000 shares held by the Bernhard Trust “B” of which Mr. Bernhard is the trustee and a potential beneficiary, and 2,000 shares held by Mr. Bernhard’s wife. Mr. Bernhard directly or indirectly has or shares the power to vote or dispose of, or to direct the voting or disposition of, these shares.
CORPORATE GOVERNANCE
General
     We are committed to good corporate governance. The Board has adopted several governance documents to guide the operation and direction of the Board and its committees, which include Corporate Governance Guidelines, Code of Business Conduct and Ethics (which applies to all directors and employees, including the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer) and charters for the Audit Committee, Compensation Committee, Reserves Committee, and Nominating and Governance Committee. Each of these documents is available on our website (www.stoneenergy.com) and stockholders may obtain a printed copy, free of charge, by sending a written request to Stone Energy Corporation, Attention: Chief Financial Officer, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, facsimile number 337-521-9880. We will also promptly post on our website amendments to these documents and any waivers from the Code of Business Conduct and Ethics for our directors and principal executive, financial and accounting officers.
Board Structure; Meetings
     As of the date of this proxy statement, our Board has nine members and the following four standing committees: (1) Audit Committee; (2) Compensation Committee; (3) Reserves Committee; and (4) Nominating and Governance Committee. The membership and function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. Mr. Pattarozzi was named Non-Executive Chairman of the Board on February 14, 2008, and he has continued to serve in that capacity since that time. One of our former directors, David R. Voelker, resigned for personal reasons as of February 10, 2011, and Robert A. Bernhard has decided not to stand for re-election this year. The Board appoints members to its various committees at its regularly scheduled meeting each May. The following table identifies the current members of the Board, the standing committees of the Board on which they serve, and the chairman of each committee as of the date of this proxy statement.

Nominating and
	Audit	Compensation	Reserves	Governance
Name of Director	Committee	Committee	Committee	Committee
Independent Directors:
Richard A. Pattarozzi (Chairman of the Board)			X	X

Robert A. Bernhard	X			X

George R. Christmas		Chair		X

B. J. Duplantis		X	X	Chair

Peter D. Kinnear	X	X		X

John P. Laborde		X	Chair	X

Donald E. Powell	X			X

Kay G. Priestly	Chair		X	X

Employee Director:
David H. Welch (President and CEO)

Number of Meetings held in 2010	8	7	5	5

     During 2010, the Board held five regularly-scheduled meetings, and also took one action by written consent. Each director attended at least 75% of the aggregate of all meetings of the Board and the standing committees on which he or she served during 2010. Mr. Bernhard missed one of the meetings of the Board in 2010. Committee member meeting attendance is discussed in more detail below under “Board Committees and Composition.” Directors are encouraged, but not required, to attend the annual meeting of stockholders, and all of the directors attended the 2010 Annual Meeting.
Director Independence
     Our Corporate Governance Guidelines provide that a majority of our Board will consist of independent directors. Only directors who have been determined to be independent serve on our Audit Committee, Compensation Committee, and Nominating and Governance Committee. In addition, the Board has elected an independent director, Mr. Pattarozzi, to serve as its Non-Executive Chairman.
     Rather than adopting categorical standards, the Board assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the independence standards adopted by the New York Stock Exchange (“NYSE”). None of the non-employee directors was disqualified from “independent” status under the objective NYSE listing standards. Based on information provided by the members and after reviewing all relationships each director has to the Company, including charitable contributions the Company makes to organizations where its directors serve as board members, the Board has affirmatively determined that the following eight directors have no material relationships with the Company and are independent as defined by the current listing standards of the NYSE: Messrs. Bernhard, Christmas, Duplantis, Kinnear, Laborde, Pattarozzi, Powell and Ms. Priestly. In making its independence determinations, the Board took into account the relationships and recommendations of the Nominating and Governance Committee as further described below. Mr. Welch, our Chief Executive Officer (“CEO”), is not considered by the Board to be an independent director because of his employment with the Company.
     We have had a relationship with Tudor, Pickering, Holt & Co. Securities, Inc., a financial advisory firm that provides services to us, which employs an immediate family member of Mr. Pattarozzi as an analyst with the firm. The Nominating and Governance Committee, which consists of all of our independent directors, made a determination that this did not affect Mr. Pattarozzi’s independence because the family member was not an officer with the firm, did not have a direct or indirect material interest, and was not involved in any matter relating to the Company. Similarly, in 2010, we used the services of a boat company, which is owned by an immediate family member of Mr. Laborde, and we also used the services of a company for which Mr. Kinnear is Chairman and CEO. However, the amount paid for these services, in each instance, was substantially less than $1 million and also less than 2% of the consolidated gross revenues of the company, and the Nominating and Governance Committee made a determination that the Company’s use of these services did not constitute material relationships with the Company and did not affect director independence. If a determination is made that these services will exceed $1 million or may be more than 2% of the consolidated gross revenues of the company providing the services or otherwise impairs director independence, the Board may remove the affected director from any committee comprised solely of independent directors. We have had a long-standing relationship with Bank of America, which acts as the lead bank on our senior secured bank credit facility, and Mr. Powell has served as a director for Bank of America Corporation since June 2009. However, the Nominating and Governance Committee has determined that Mr. Powell’s service as a director of Bank of America Corporation does not affect his independence with the Company.
     The Nominating and Governance Committee questions each director at its quarterly meetings on matters and relationships that could be considered related party transactions or affect independence. The Nominating and Governance Committee is particularly sensitive to matters or relationships that fall within the following:
•	Relationships addressed in Section 303A.02(b) of the NYSE Listed Company Manual;

•	Relationships addressed in Item 404 of Regulation S-K of the SEC; and

•	Charitable contributions by the Company to an organization where a director is an executive officer but do not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years.
     To facilitate candid discussion by non-management directors, our non-management directors meet in executive sessions that are not attended by management in conjunction with each regular board meeting. Mr. Pattarozzi, as Non-Executive Chairman of the Board, is an independent director who presides over meetings of non-management directors and prepares the agenda for each such meeting (the “Presiding Director”). The Presiding Director is chosen by the independent directors, and the Presiding Director does not change and will not change unless Mr. Pattarozzi is no longer Non-Executive Chairman of the Board. Each director is an equal participant in decisions made by the full Board, and the independent directors communicate regularly with the CEO regarding appropriate Board agenda topics and other Board-related matters.
     The Board has an Anonymous Reporting Policy and Program to handle anonymously any employee complaint or alleged wrongdoing and to prohibit retaliation against any employee who makes a complaint or reports alleged wrongdoing. Any such complaint or report must be furnished to Ms. Priestly, Chairman of the Audit Committee. Additionally, we have an anonymous reporting hotline through a third party allowing employees to anonymously report any complaint or allegation of wrongdoing. Any stockholder wishing to communicate with the Board, any committee or any individual director, may do so pursuant to the instructions under “Stockholder Communications With Directors.”
Legal Proceedings Involving Director Nominees
     The Board does not believe that there are any pending or threatened legal proceedings that are material to an evaluation of the ability or integrity of any of the directors or director nominees.
Board Leadership Structure
     The Board’s leadership structure separates the CEO and Chairman of the Board positions, and the CEO reports to the Board and Chairman of the Board. The Board believes that independent oversight of management is an important component of an effective board of directors. The independent Board members have determined that the most effective Board leadership structure for the Company at the present time requires the separation of these two critical positions, which the Board believes will best accommodate the Board’s oversight function and management accountability. The Board also believes that this structure facilitates the communication of the views of the independent directors to management and thus contributes to overall corporate governance. The Board retains the authority to modify this structure to best address our unique circumstances as and when appropriate.
     At each regularly scheduled Board meeting, all non-management directors meet in an executive session without the management director. In these executive sessions, the independent directors deliberate on such matters as CEO succession planning and the performance of the CEO. All of our directors, except the CEO, are independent directors, which exceeds the requirement of the NYSE that a majority of directors be independent. Each director is an equal participant in decisions made by the full Board. The Audit, Compensation, and Nominating and Governance Committees are all comprised of independent directors. Each of our directors is elected annually by our stockholders.
The Board’s Role in Risk Oversight
     The Board administers its risk oversight function through the entire Board. The CEO is considered to be our chief risk officer, being ultimately responsible for day-to-day operations, and is primarily responsible for enterprise risk management. The Board oversees the interests of our stockholders in the long-term viability, financial strength and success of Stone. Additionally, each of the Board committees considers the risks within its areas of responsibilities. For example, the Audit Committee considers risks related to financial reporting, while the Compensation Committee oversees Stone’s compensation practices in order that they do not encourage unnecessary and excessive risk taking by management. The Board, among other things, oversees our management of and policies and procedures with respect to material risks on an enterprise-wide basis, including market risk, liquidity risk, reputational risk, commodity price risk, operational risk, hurricane risk, safety risk, compliance risk, legal risk and overall policies and practices relating to risk management. The Board and its committees work in tandem to provide enterprise-wide risk oversight of Stone’s management and handling of risk. Each of the Board’s committees reports regularly to the Board on risk-related matters within its responsibilities, which provides integrated insight into our management of risks. The full Board is also actively involved in overseeing enterprise risk management through periodic reports from the CEO and our other top executives from various functions. The Audit Committee oversees our internal controls and interacts with our independent public accounting firms at least quarterly. The CEO is responsible for instituting risk management practices that are consistent with our overall business strategy and risk profile.
Board Committees and Composition
     The Board has the following standing committees:
     Audit Committee. The Audit Committee, which currently consists of Ms. Priestly and Messrs. Bernhard, Kinnear and Powell, met eight times during 2010. Mr. Voelker was a member of this committee until his resignation in February 2011. Ms. Priestly is the Chairman of the Audit Committee. Each of these directors was present for each of these meetings except that Messrs. Bernhard and Kinnear each missed two of these meetings. The Board has determined that no member of the Audit Committee may serve on the audit committees of more than three public companies.

     The principal functions of the Audit Committee are to (1) annually review and reassess the adequacy of its charter; (2) review the engagement of an independent registered public accounting firm, including the firm’s qualifications and independence; (3) review with management and the independent registered public accounting firm our annual and quarterly financial statements; (4) review with management our major financial risk exposures; (5) review changes to our significant auditing and accounting principles and practices; (6) consult with the independent registered public accounting firm regarding the firm’s internal quality-control procedures and the procedures for our financial reporting processes; (7) review the significant reports prepared by the internal auditor; and (8) assist the Board in monitoring compliance with legal and regulatory requirements.
     The Board has determined that each of the members of the Audit Committee satisfies the standards of independence established under the SEC’s rules and regulations and listing standards of the NYSE. The Board has further determined that each of the members of the Audit Committee is financially literate and is an “audit committee financial expert” as defined by the rules and regulations of the SEC.
     Compensation Committee. The Compensation Committee, which currently consists of Messrs. Christmas, Duplantis, Kinnear and Laborde, met seven times during 2010. Mr. Voelker was a member of this committee until his resignation in February 2011. Mr. Christmas is the Chairman of the Compensation Committee. Each of these directors was present for each of these meetings.
     The principal function of the Compensation Committee is to review and approve the compensation of the officers and other employees of Stone. In addition, the Compensation Committee administers our stock incentive and cash incentive compensation plans and has the authority to make grants pursuant to these plans. Members of the Compensation Committee are not eligible to participate in any of the plans that they administer under the 2009 Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”). However, the Board has the authority to grant discretionary awards of restricted stock to nonemployee directors pursuant to the Stock Incentive Plan.
     The Board has determined that each of the members of the Compensation Committee satisfies the standards of independence established under the listing standards of the NYSE.
     Reserves Committee. The Reserves Committee currently consists of Messrs. Duplantis, Laborde and Pattarozzi and Ms. Priestly, and it met five times during 2010. Mr. Laborde is the Chairman of the Reserves Committee. Each of the members was present for each of the five meetings. The principal function of the Reserves Committee is to assist our management in reviewing and assessing our policies and procedures in estimating proved reserves. The Reserves Committee also meets at least annually in executive session with our independent reservoir engineers.
     Nominating and Governance Committee. The Nominating and Governance Committee, which currently consists of Messrs. Bernhard, Christmas, Duplantis, Kinnear, Laborde, Pattarozzi, and Powell and Ms. Priestly, met five times during 2010. Mr. Voelker was a member of this committee until his resignation in February 2011. Mr. Duplantis is the Chairman of the Nominating and Governance Committee. Each of these directors was present for each of these meetings except that Mr. Bernhard missed one of these meetings.
     The principal functions of the Nominating and Governance Committee are to (1) assist the Board in selecting individuals to be nominated for election to serve as directors and to serve on various committees; (2) annually review and reassess the adequacy of its charter; (3) lead the Board in its annual review of the Board’s performance; and (4) review and assess the adequacy of our Corporate Governance Guidelines.
     The Nominating and Governance Committee will consider director nominees recommended by stockholders in accordance with the procedures described below under “Consideration of Director Nominees.”
     The Board has determined that each of the members of the Nominating and Governance Committee satisfies the standards of independence established under the listing standards of the NYSE.
     Non-Management Directors. The non-management directors, who currently are Messrs. Bernhard, Christmas, Duplantis, Kinnear, Laborde, Pattarozzi and Powell and Ms. Priestly, met in executive session five times during 2010. Each of these directors was present for each of these meetings except that Mr. Bernhard missed one of these meetings. The non-management directors meet at regularly scheduled executive sessions without management to review and assess our strategic direction and management’s performance and to assist in planning for the succession of executive officers. Mr. Pattarozzi, the Presiding Director, presides over meetings of the non-management directors.

Compensation Committee Interlocks and Insider Participation
     No member of the Compensation Committee is now, or at any time since the beginning of 2010 has been, employed by or served as an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure with the Company or any of its subsidiaries. None of our executive officers is now, or at any time has been, since the beginning of 2010, a member of the compensation committee or board of directors of another entity, one of whose executive officers has been a member of our Board or Compensation Committee.
Consideration of Director Nominees
     Stockholder Nominees. Our Nominating and Governance Committee will consider all properly submitted stockholder recommendations of candidates for election to the Board. Our Bylaws permit stockholders to nominate candidates for election to the Board provided that such nominees are recommended in writing pursuant to Article III, Section 13 of our Bylaws not earlier than 120 days and not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of our stockholders. Accordingly, director nominations for the 2012 Annual Meeting of Stockholders should be received no earlier than January 21, 2012 and not later than February 20, 2012. In evaluating the recommendations of stockholders for director nominees, as with all other possible director nominees, our Nominating and Governance Committee will address the membership criteria set forth under “Director Qualifications.” There have been no material changes in the procedures by which stockholders may recommend director nominees.
     Any stockholder recommendations for director nominees should comply with the notice requirements set forth in Article III, Section 13 of our Bylaws and should be sent in writing to:
Stone Energy Corporation
Attention: Secretary
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 521-9905 fax
     Detailed information for submitting recommendations for director nominees is available upon written request to our Secretary at the address listed above.
     Identifying and Evaluating Nominees for Directors. Our Nominating and Governance Committee is responsible for leading the search for individuals qualified to serve as directors and for recommending to the Board nominees as directors to be presented for election at meetings of the stockholders or of the Board. Our Nominating and Governance Committee evaluates candidates for nomination to the Board, including those recommended by stockholders, and conducts appropriate inquiries into the backgrounds and qualifications of possible candidates. Our Nominating and Governance Committee may retain outside consultants to assist in identifying director candidates in its sole discretion, but it did not engage any outside consultants in connection with selecting the nominees for election at the 2011 Annual Meeting. Stockholders may recommend possible director nominees for consideration by our Nominating and Governance Committee as indicated above. None of our stockholders recommended director nominees for the 2011 Annual Meeting. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not.
     We do not have a formal policy to consider diversity in identifying director nominees, but our Nominating and Governance Committee does take into account certain diversity considerations, which are described in “Director Qualifications” below. The Board considers itself to be well diversified due to its members’ differences in viewpoint on many issues, professional experience, education and general backgrounds, while also having the requisite business experience and oil and gas industry experience to perform its oversight role satisfactorily for our stockholders.
     Director Qualifications. Our Corporate Governance Guidelines contain qualifications that apply to director nominees recommended by our Nominating and Governance Committee. All candidates must possess the requisite skills and characteristics the Board deems necessary. In addition to an assessment of a director’s qualification as independent, the Nominating and Governance Committee considers integrity, honesty, age, skills, and experience in the context of the needs of the Board as to the long-term corporate needs for new and supplemental board expertise. The Nominating and Governance Committee believes that the Board should include appropriate expertise and reflect gender, cultural and geographical diversity, in light of the entire Board’s current composition. In addition, the Board looks for recognized achievement and reputation, an ability to contribute to specific aspects of our activities and the willingness to commit the time and effort required, including attendance at Board meetings and committee meetings of which he or she is a member.

Processes and Procedures for Determining Executive and Director Compensation
     Our Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of our directors and officers. The Compensation Committee has overall responsibility for approving and evaluating the annual employee incentive compensation plan amount as well as our director and officer compensation plans, policies and programs. Our Compensation Committee is also responsible for reviewing and discussing the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and signing the report included in this proxy statement under the caption “Compensation Committee Report.” The Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director or senior executive compensation and has the sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors. The Compensation Committee may form and delegate authority to subcommittees when appropriate.
     The Compensation Committee annually reviews and approves corporate goals and objectives relevant to senior executive compensation, evaluates the senior executives’ performance in light of those goals and objectives, and recommends to the Board the compensation levels of the CEO based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee considers our performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years. The Compensation Committee annually reviews and makes recommendations to the Board with respect to the compensation of all directors, officers and other key executives, including incentive-compensation plans, equity-based plans, and the grant or award of “perquisites.” The Compensation Committee annually reviews and approves, for the CEO, the executive officers, and any other person whose total compensation is reasonably likely to equal or exceed the total compensation of any member of senior management (1) the annual base salary level, (2) the annual incentive opportunity level, (3) the long-term incentive opportunity level, (4) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and (5) any special or supplemental benefits.
     Please see “Compensation Discussion and Analysis” for additional information on the roles of the Compensation Committee, compensation consultants, if any, and our management team in determining the form and amount of executive compensation.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and related regulations require our executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% beneficial owners are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
     Based solely on our review of copies of such forms we received, we believe that, during the period from January 1, 2010 to March 24, 2011, our officers, directors and greater than 10% beneficial owners complied with all applicable filing requirements of Section 16(a), except that Mr. Voelker was late with one Form 4 filing to disclose the sale of 6,067 shares.

COMPENSATION DISCUSSION AND ANALYSIS
     The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers, including the individuals who served during fiscal 2010 as our CEO and Chief Financial Officer, respectively, as well as the other individuals included in the Summary Compensation Table (collectively, the “Named Executive Officers” or “NEOs”). As more fully described below, the Compensation Committee makes all decisions for the total direct compensation (base salary, incentive plan and other bonus awards, stock options, and restricted stock) of the executive officers, including the NEOs. The day-to-day design and administration of health, welfare, sick leave, vacation, and relocation plans, policies and procedures applicable to salaried employees, including the NEOs, are generally handled by our Vice President, Human Resources, Communication and Administration. The Compensation Committee remains responsible for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies.
Compensation Objectives and Philosophy
     The Board and the Compensation Committee believe that the most effective executive compensation program is one based on two factors, market competitiveness and pay-for-performance, both of which are aligned with the interests of our stockholders.

MARKET COMPETITIVENESS	We provide competitive total compensation opportunities that attract, retain and motivate the executive talent needed to operate and grow a successful business.

PAY-FOR-PERFORMANCE	We promote alignment of interests between the stockholders and executive officers by linking a significant portion of executive officer pay to incentives that reward
• Achievement of positive annual performance; and
• Creation of long-term growth in stockholder value.
     In support of these two guiding principles, we have historically targeted NEO base salaries at a level below the 50th percentile of our exploration and production industry peers, with the opportunity (through annual cash incentives and long-term equity incentives) to earn total direct compensation that may range anywhere between the 10th percentile and the 90th percentile of our competitive marketplace, depending on performance. For example, 2010 NEO base salaries were set at or near the 25th percentile, which means that 25% of the executives in our competitive market in comparable positions to each of our executives earned at or below such executive’s base salary and 75% of the executives in our competitive market in comparable positions to each of our executives earned more than such executive’s base salary. None of our NEOs received a salary increase in 2010. By targeting the 25th percentile of our peer group average, we have a majority of executive pay at risk and tied to company performance. The peer group for “percentile” discussions of total direct compensation is the Effective Compensation Inc. (“ECI”) Survey Comparison Companies or “ECI 2010 Group”. For additional information regarding the peer group and the ECI 2010 survey data, see the discussion regarding “Benchmarking” below.
     Consistent with our objective to implement a compensation program that creates incentives for and rewards increases in short-term performance and the creation of long-term growth, our compensation program offers the potential for our executives to attain overall total direct compensation at higher percentiles within the marketplace based on our overall success and individual performance. Specifically, this pay-for-performance framework is comprised of two elements that are in addition to base salary: (1) annual cash incentive and discretionary compensation (“bonus”) and (2) long-term equity incentive compensation (“LTI”). The targets and the framework used to assess performance against these targets when determining executive pay are described below, as is the 2010 total direct compensation for each NEO. All pay targets are based on the competitive marketplace for total compensation with the potential for our executives to earn total direct compensation between the 10th and 90th percentiles relative to the competitive market, depending upon performance. Total direct compensation (“TDC”) equals the sum of base salary plus bonus plus LTI.
     In 2010, the Compensation Committee solicited input from Pearl Meyer & Partners, LLC (“Pearl Meyer” or the “Compensation Consultant”) regarding compensation practices within our peer group, as defined below, within the oil and gas marketplace, as well as within the broader general industry marketplace for the United States; the role of the Compensation Consultant is described in greater detail below. To achieve the desired pay for performance alignment in 2010, the Compensation Committee used the average of the Company’s 1-year and 3-year total stockholder returns to determine the appropriate executive and employee total direct compensation relative to the peer group. Once the appropriate level of total direct compensation was determined based on information supplied by the Compensation Consultant, the Compensation Committee subtracted base pay and cash incentive and discretionary (bonus) awards from total direct compensation to determine the long-term equity component of total direct compensation. This produced the desired alignment, which was slightly below the median of the ECI 2010 Group.
2010 Compensation Highlights
     Despite facing a challenging and unpredictable business environment in 2010 that saw operations in the Gulf of Mexico curtailed due to heightened government scrutiny and the delays in obtaining permits after a third-party’s major oil spill, we were able to exceed the target for our primary goal of increasing estimated proved reserves. We also exceeded our targeted safety performance goal, expanded our operations in Appalachia and the Rockies, and delivered positive returns to the stockholders. Overall, the Compensation Committee deemed that we slightly underperformed in 2010 based on our stock price performance relative to our peer group. Compensation decisions for NEOs in 2010 included the following:
•	NEO salaries in 2010 remained frozen at their 2009 levels;

•	NEO bonus cash compensation for 2010 performance was earned and paid out in 2011 at 85% of the targeted amounts (85% of 1x base salary); and

•	For the year ended December 31, 2009, there were grants of equity compensation made in September 2009 for competitive reasons that normally would have been made in January 2010, and, therefore, there were only minimal grants of equity compensation made to the NEOs in 2010.
     The three-year average total direct compensation for our CEO approximated the 40th percentile, and the three-year average for the other NEOs approximated the 40th percentile of our competitive marketplace, with relative total direct compensation being below the median because relative performance was below the median during this period. For 2010, the CEO’s base salary was set near the 25th percentile at $520,000, and his cash incentive and discretionary bonus of $442,000 was equal to 85% of his 1x base pay target. The Compensation Committee set the percentile range for the CEO’s target total direct compensation between the 25th and 50th percentiles. The value of his long-range equity incentive award was then determined by subtracting the sum of his base salary and cash incentive and discretionary bonus amount ($962,000) from his targeted total direct compensation number. In 2010, the fair value of his long-term equity incentive award was $1,441,600, which includes a grant of restricted stock in January 2010 (10,000 shares valued at $171,600) and a grant of restricted stock in September 2009 (100,000 shares valued at $1,270,000), which would normally have been granted in January 2010 but was accelerated because some of our executives were being recruited by competitors in the second half of 2009.
     The total direct compensation for each of our other NEOs was set similarly to that of our CEO. The Compensation Committee used a range between the 25th and 50th percentiles of the peer group as presented in a report prepared by our Compensation Consultant as a guideline for total direct compensation in 2010, being the lower end of the market performer range. The report by the Compensation Consultant utilized both the ECI 2010 Survey data, which is position specific with a specific pay range for each NEO position, and other public pay data for the peer group. Thus, each NEO has a specific market pay scale depending upon the particular role of each NEO. The Compensation Committee relies on its own judgment in making compensation decisions for the NEOs after reviewing the size and mix of the compensation elements for its executive officers against those of companies in the comparable marketplace or peer group. The Compensation Committee determined each NEO’s appropriate total direct compensation as shown in the Total column of the Summary Compensation Table. All of the pay scales used for the NEOs were within the 25th to 50th percentiles of the ECI 2010 Group. Consistent with the pay-for-performance program, the base salaries were set at the 25th percentile, and the cash incentive and discretionary bonuses that were awarded were 85% of base salary, which were less than the 1x base salary targets. The Compensation Committee then determined the value of the long-term equity incentive award for each of the NEOs by subtracting the sum of the base salary and cash incentive and discretionary bonus from the respective total direct compensation set for each NEO. This resulted in the long-term incentive awards shown in the columns labeled “Stock Awards” and “Options Awards” in the Summary Compensation Table referenced above.
Compensation Process and Methodology
     The Compensation Committee and management rely upon a subjective evaluation of a combination of three factors in determining an individual executive’s total compensation: (1) competitive employment market dynamics, (2) our absolute and relative performance, and (3) the individual’s performance and contribution.
Competitive employment market dynamics: Competition for experienced talent in the oil and gas industry continues to be intense. As a result of this industry—specific dynamic, our compensation program is designed to compensate our executives on a level that is competitive with companies in our industry. We have generally set base salary compensation for our executives below the industry median, while providing our executives the ability to achieve total compensation at approximately the 75th percentile in the marketplace if performance targets are met, and perhaps as high as the 90th percentile if all stretch targets are met. Variations from this approach may occur due to individual experience, individual performance and other factors such as perceived future potential and attitude.
Our absolute and relative performance: Annually, the Compensation Committee sets minimum, target and stretch performance goals for a number of key stockholder-aligned performance measures that apply to all employees, including executives. For 2010, the key performance measures included reserve growth, EBITDA, stock performance and safety. Each year, approximately 70% to 85% of the annual cash bonus opportunity is tied to performance measured against goals set by the Board upon the recommendation of the Compensation Committee, with the remaining percentage being a discretionary component. The Compensation Committee retains the discretion to award a percentage of the annual cash bonus based on its subjective evaluation of our performance. The primary objective of our total direct compensation program is to create a strong financial incentive for achieving or exceeding short-term and long-term performance goals that increase overall stockholder value.
The individual’s performance and contribution: Each employee, including officers, undergoes an annual performance appraisal with his immediate supervisor, which is the CEO for officers, other than himself, to determine whether the employee’s performance has been excellent, satisfactory or not satisfactory. The Board is responsible for reviewing the performance of the CEO. These performance appraisals are used to differentiate individual performance for total direct compensation, including salaries, annual incentive payments, and long-term equity compensation, in forming management recommendations on whether the individual executive should receive the same percentage award as his or her peers or whether he or she should receive some upward or downward adjustment on target opportunities. Managers may also use scorecards to set goals for an individual or a group to establish performance. Performance appraisals can provide a sense of past contribution, as well as a sense of each individual’s potential for future contributions to our long-term success, both of which are considered when making recommendations regarding the size of long-term incentive grants to individual executives. The Compensation Committee relies on the CEO’s assessments and the Compensation Committee’s own observations as to individual performance and contribution, with an eye toward not only individual performance but a broader desire for team unity and internal equity.
     While certain metrics discussed below are used to provide context for making certain compensation decisions, these decisions do not ultimately depend solely on attainment of specific goals or performance levels, and no specific weighting is given to one factor over another in setting total compensation for the CEO or for any other NEO. Instead, the Compensation Committee makes subjective compensation determinations based upon a consideration of all factors, relying primarily on their business judgment and personal experience.
Role of Executive Officers in Compensation Decisions
     The Compensation Committee is responsible for all compensation decisions for each NEO and approves total direct compensation, including salaries, bonuses, and equity awards, for all of our officers. In making these decisions, committee members rely, in part, on input from the CEO and the Vice President, Human Resources, Communication and Administration (“VPHR”), who provide information and make recommendations to the Compensation Committee, as appropriate, concerning executive compensation. Input from management typically includes the following:
•	The CEO proposes new base salary amounts based on his evaluation of individual performance and expected future contributions, a review of survey data to ensure competitive compensation against the external market, including the peer group, and comparison of the base salaries of the executive officers who report directly to the CEO to ensure that each officer’s salary level accurately reflects that officer’s relative skills, responsibilities, experiences and contributions to our company.

•	The CEO also makes recommendations to the Compensation Committee relating to our performance measures, targets and similar items that affect officer compensation.

•	The CEO typically attends a portion of each Compensation Committee meeting to review and discuss executive compensation matters.

•	The VPHR submits compensation data to, and collects data from, industry-specific compensation survey sources described in detail later in this discussion, coordinates the flow of information between the Compensation Consultant described below and the Compensation Committee as directed by the

Compensation Committee, and provides to the Compensation Committee recommendations for appropriate position matches for each of our officers, including the NEOs.
Role of the Compensation Consultant
     The Compensation Committee may solicit input from an independent compensation consultant from time to time in making executive compensation decisions. In general, the role of an outside compensation consultant is to assist the Compensation Committee to analyze executive pay packages or contracts and to understand our financial measures relating to compensation, but the Compensation Committee is under no obligation to follow the advice or recommendations of any compensation consultant. In 2010, the Compensation Committee solicited input from Pearl Meyer regarding compensation practices within our peer group, as defined below, within the oil and gas marketplace, as well as within the broader general industry marketplace for the United States. As part of their input, the Compensation Consultant conducted a market analysis on compensation survey data from the ECI 2010 survey data for each of our ten officers, including the NEOs, as well as a review of public pay data for the peer group. The results of these analyses were presented to the Chairman of the Compensation Committee. The Compensation Committee has the sole authority to hire compensation consultants, and it was the Compensation Committee’s decision to engage Pearl Meyer directly as its Compensation Consultant in 2010. Additional services, if any, that Pearl Meyer has rendered for us were limited to consulting services on compensation for our non-employee directors. The total fees paid to the Compensation Consultant in 2010 were $54,030, and $6,789 was also paid in 2010 to our former compensation consultant for work performed in 2009. The Compensation Committee intends to similarly utilize the compensation consulting services of Pearl Meyer in 2011.
Benchmarking
     In assessing the competitiveness of our executive compensation program, the Compensation Committee relies upon a combination of third-party market survey data, publicly available Peer Group (defined below) compensation data, input from an independent compensation consultant, and input from the CEO as described above. In 2010, the Compensation Committee utilized survey data provided by Effective Compensation, Inc. (“ECI”), an independent consulting firm located in Denver, Colorado that specializes in working with clients to improve their organization’s efficiency through a competitive, focused total compensation process when conducting its market pay analysis of the 2010 Peer Group. ECI’s Annual Oil & Gas E&P Industry Compensation Survey provides data for over 270 jobs found in exploration and production firms in the United States. While participation varies from year to year, there were 121 participants in ECI’s 2010 survey (the “ECI 2010 Survey”). The data collected from the ECI 2010 Survey is intended to reflect pay rates for positions in the market that have responsibilities similar to those for our executives. To the extent possible for each position, we attempt to collect data from the Independent Public Company category for the 2010 Peer Group. We believe the ECI 2010 Survey source provides us with a meaningful market reference point for those companies with whom we most closely compete for executive talent and, consequently, with sufficient information on competitive employment market dynamics to fashion a competitive compensation program designed to attract and retain those highly capable employees necessary to be competitive in our industry. To the extent that pay data for any member of the Peer Group was not available in the ECI 2010 Survey, pay data for that member of the Peer Group was based on compensation levels disclosed in the most recent proxy statement filings available at the time of the Compensation Committee’s review.
     The public companies used by us for marketplace comparisons in the ECI 2010 Survey were the following:
2010 ECI Survey Comparison Companies
•	Berry Petroleum Company

•	BreitBurn Energy

•	Cabot Oil & Gas Corporation

•	Chesapeake Energy Corporation

•	Cimarex Energy Co.

•	Continental Resources, Inc.

•	Denbury Resources Inc.

•	Devon Energy

•	Eagle Rock Energy G&P, LLC

•	Encore Acquisitions Company

•	EOG Resources Inc

•	EQT Production Company

•	Forest Oil Corporation

•	Linn Operating, Inc.

•	Mariner Energy, Inc.

•	McMoran Oil and Gas Company

•	Newfield Exploration Company

•	Noble Energy, Inc.

•	Petrohawk Energy Corporation

•	Pioneer Natural Resources USA

•	Plains Exploration & Production

•	Quicksilver Resources Inc.

•	Range Resources Corporation

•	St. Mary Land & Exploration

•	Swift Energy Operating, LLC

•	Ultra Petroleum Corp.

•	Whiting Petroleum Corporation

•	XTO Energy, Inc.
     The Compensation Committee compares each element of compensation for each of our NEOs against compensation for named executive officers within a group of publicly-traded energy companies, sometimes referred to as our “peer group” or “comparable marketplace.” Our peer group consists of companies with whom we compete for executive talent and (1) for the most part, are participants in the ECI 2010 Survey, (2) are similar in size of revenues and/or competitive regions to the Company, and (3) against whom we measure our relative stock price performance for determining the appropriate percentile for total direct compensation. The peer group, which is periodically reviewed and updated by the Compensation Committee, consists of companies against which the Compensation Committee believes we compete for stockholder investment.
     There has been a separate, smaller Peer Group (“Peer Group”) for determining relative stock performance as one of the factors in determining the cash bonus incentive compensation, and in 2010, this Peer Group consisted of the following ten companies:
2010 Bonus Compensation Peer Group
•	ATP Oil and Gas Corporation

•	Carrizo Oil & Gas, Inc.

•	Energy XXI (Bermuda) Limited

•	Energy Partners, Ltd.

•	Mariner Energy, Inc.

•	McMoRan Exploration Company

•	Newfield Exploration Company

•	PetroQuest Energy, Inc.

•	Swift Energy Company

•	W&T Offshore, Inc.
     Recently, we expanded the Peer Group for 2011 to provide comparables that better reflect our expansion into regions other than the Gulf of Mexico. In 2011, the Compensation Committee intends to use this Peer Group both to establish the appropriate percentiles for total direct compensation for NEOs and to determine the points earned for relative stock price performance for the cash bonus incentive compensation. The decision to expand the Peer Group was recommended by our Compensation Consultant through our CEO to the Compensation Committee before receiving final approval by the Board. The Peer Group for 2011 consists of the following companies:
2011 Bonus Compensation Peer Group
•	ATP Oil and Gas Corporation

•	Cabot Oil & Gas Corporation

•	Callon Petroleum Company

•	Carrizo Oil & Gas, Inc.

•	Cimarex Energy Company

•	Comstock Resources, Inc.

•	Denbury Resources Inc.

•	Energy XXI (Bermuda) Limited

•	Energy Partners, Ltd.,

•	Exco Resources Inc.,

•	McMoRan Exploration

•	Newfield Exploration Company

•	Petrohawk Energy Corporation

•	Petroleum Development Corp

•	PetroQuest Energy, Inc.

•	Range Resources Corporation

•	SM Energy Company

•	Swift Energy Company

•	W&T Offshore, Inc.

•	Whiting Petroleum Corporation
     The Compensation Committee and management understand the inherent limitations in using any peer group or data set. For example, there are fluctuations in survey participation from year to year and competition for executive talent involves companies potentially much larger than we are. However, we believe we have established a sound review process that seeks to mitigate these limitations. The most important part of the Compensation Committee’s work begins after the competitive data is received. The Compensation Committee does not consider benchmark data collected from any of these sources to be prescriptive. Rather, the Compensation Committee relies upon the information provided by the Compensation Consultant and the data collected regarding the Peer Group and others as reference points around which to make well-informed and reasoned decisions about the appropriate level and form of compensation for each NEO. Other considerations, in addition to benchmark pay data, are individual experience, tenure in position, scope of responsibilities, performance, and any other factors the Compensation Committee deems relevant in setting compensation.
Risks Arising from Compensation Policies and Practices
     We do not believe that risks arising from our compensation policies and practices for employees, including officers, are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the design and governance of our executive compensation program is consistent with the highest standards of risk management. Rather than determining incentive compensation awards based on a single metric, the Compensation Committee considers a balanced set of performance measures that it believes collectively best indicate successful management of our assets and strategy. In addition to measurable targets, the Compensation Committee applies its informed judgment to compensation decisions, taking into account factors such as quality and sustainability of earnings, successful implementation of strategic initiatives and adherence to core values. The use of equity awards, vesting over three years for restricted stock and vesting over five years for stock options, aligns our executive officers’ interests with the interests of our stockholders. Together, the features of our executive compensation program are intended to ensure that our compensation opportunities do not encourage excessive risk taking and focus our executives on managing our company toward long-term sustainable value for our stockholders.
Executive Compensation Components
     The components of direct compensation for our NEOs include:
•	Base salary,

•	Annual cash incentive/discretionary bonus compensation, and

•	Long-term equity incentive compensation.
     A significant percentage of total compensation is allocated to incentive-based compensation as a result of our compensation philosophy. However, we do not follow a strict formula in setting each element of compensation and total compensation. In addition to direct compensation components, total compensation for our NEOs includes perquisites and other benefit plans and programs we maintain. The individual components of total compensation are described in more detail below.
     Base Salary. While the Compensation Committee believes it is crucial to provide salaries within a competitive market range in order to attract and retain personnel who are highly talented, the Compensation Committee has historically adhered to a philosophy of generally providing more conservative base salaries versus the competitive market in combination with more aggressive incentive compensation opportunities in order to strongly emphasize pay-for-performance. This approach has generally resulted in salaries for our NEOs that fall between the 25th and 50th percentiles for our competitive market.
     Executive officer base salaries are based on job responsibilities and individual contribution, with reference to base salary levels of executives in the Peer Group as described above. The Compensation Committee reviews officer salaries on an annual basis and adjusts them if they deviate substantially from the data reviewed in its market pay analysis; as noted above, the Compensation Committee did not feel that is was necessary to change salary levels for 2010. These base salaries are included in determining severance and change in control benefits.
     Upon the recommendation of the CEO and the Compensation Committee, the Board fixed executive salaries effective January 1, 2011 to increase those salaries to the levels set forth below. This was due to a combination of factors, including (1) our success in finding reserves in 2010, (2) the fact that we did not increase salaries in the prior year, and (3) our improved liquidity.

Officer	Salary
D. Welch	$545,000
K. Beer	342,000
J. Wenzel	280,000
R. Smith	280,000
A. Gates	248,000
     Annual Cash Incentive/Discretionary Bonus Compensation. In February 2005, the Board approved and adopted the Revised (2005) Annual Incentive Compensation Plan, which provides for a maximum incentive pool equal to twice the aggregate base salaries of all our employees for the relevant plan year. In November 2007, the Board amended and restated the 2005 Annual Incentive Compensation Plan to comply with Section 409A of the Internal Revenue Code. The Compensation Committee is responsible for determining the participants, performance criteria to be used, award levels and allocation of incentive payments. Any allocated incentives are awarded to individuals, including executive officers, based upon a combination of company and individual performance factors. The overall objective for the Plan is to provide a strong motivational tool for our officers and other employees to achieve pre-established company performance targets. Regardless of the performance on any of the objectives, the Board has the authority to suspend or eliminate payment of Plan bonuses for any year if it determines, in its sole discretion, that business conditions or other factors indicate that is in the best interests of our company.
     Targets are a combination of (1) fixed objectives set at the beginning of the performance year and (2) a Board discretionary component that is determined after the end of the performance year. In 2010, our assessment of performance under the annual incentive compensation program was based on 80% fixed quantitative targets and a 20% Board discretionary component, which is more subjective and encompasses a broader range of performance criteria. The

Compensation Committee established the following 2010 performance measures for the program and their relative weighting:
Annual Incentive Plan Performance Measures

Reserve Growth (25% weight)	Increase in estimated proved reserves over the 2009 year-end estimated proved reserves as reported in our Annual Report on Form 10-K after adjusting for 2010 production and divestitures. The increase in reserves may come from a combination of discoveries, performance revisions, price revisions, but excludes acquisitions not incorporated in the capital expenditure budget. Growing reserves is a critical component of a healthy exploration and production business. Reserves provide the source of production, which is directly converted to revenue to drive the business. Increased reserves translate into increased revenues and, therefore, increased value for the stockholder. All of our 2010 year-end estimated proved reserves were independently engineered by Netherland Sewell & Associates (“NSAI”), and the reserves performance target amount is based upon the amount contained in NSAI’s report. None of our NEOs calculates or is responsible for calculating these reserves.

EBITDA (25% weight)	EBITDA (earnings before interest, taxes, depletion and amortization) is calculated as net income or (loss) from operations plus or (minus) (1) interest expense, (2) provision (benefit) for income taxes, (3) depreciation, depletion and amortization, (4) write-down of oil and gas properties, (5) impairments, (6) accretion on asset retirement obligations, (7) (gains) and losses on sale of assets, and (8) extraordinary (gains) and losses. EBITDA was added as a measure in 2010 as a measure of real value added for stockholders.

Relative stock performance (25% weight)	Our ranking in stock price performance for 2010 measured against the stock price performance of our ten Compensation Peer Group companies during 2010. The relative ranking of our stock price performance as compared to our Peer Group was added in 2008 to reinforce that compensation is tied to our performance in increasing stockholder value.

Safety (5% weight)	Safety is measured based on total recordable incident rate (TRIR) performance, or the number of safety incidents per 200,000 man-hours worked for employees and certain contractors. Safety is included as a measure in our annual incentive plan because maintaining a healthy workforce is critical to ensuring execution of our business plan. There is also a strong correlation between positive long term business performance and solid safety performance. We also believe it is in the interest of stockholders to prevent accidents.

Committee discretionary assessment (20% weight)	The discretionary factor is within the sole discretion of the Compensation Committee and considers company and management performance in response to external conditions and achievement of strategic milestones. The discretionary component for 2010 took into account our 2010 performance in increasing reserves through drilling operations, generating production volumes and keeping operating expenses within the annual guidance provided to investors, upgrading our property base through selected acquisitions and divestitures, increasing our absolute stock price, and managing overall risk mitigation.
     To achieve the full points allocated for a particular measure, the target number must be achieved, and no points are earned if less than a minimum designated number is achieved. Achieving the stretch amount earns 200% of the points for that measure and should be difficult but highly advantageous for us to achieve. To the extent that performance criteria are met, an incentive pool is generated from which annual cash incentive payments are awarded. The amount of the incentive pool, however, may not exceed twice the aggregate base salaries of all our employees for the relevant plan year.
     The Compensation Committee and the Board established the following 2010 performance goals to assist in determining the annual cash incentive compensation pool in 2010:

				Target
Measure	Minimum	Target	Stretch	Points
Reserves (Bcfe)	80	110	150	25
EBITDA ($)	425	475	525	25
Relative Stock Performance	#6	#3	#1	25
Safety (total recordable incident rate)	0.85	0.65	0.45	5
Discretionary	—	—	—	20
     Actual 2010 Performance. For 2010, the reserves measure was the amount of estimated proved reserves booked during 2010 as a result of drilling activity authorized by the capital expenditures budget. The reserves measure excludes significant acquisitions. Our estimated year-end 2010 proved reserves were 474 Bcfe (billion cubic feet of natural gas equivalent), as compared with 411 Bcfe at year-end 2009, which changes included production of 76 Bcfe. Therefore, we exceeded the targeted 110 Bcfe reserves measure and nearly achieved the stretch goal for this performance measure to earn 44 points.

     The EBITDA measure represented net income or (loss) from operations plus or (minus) (1) interest expense, (2) provision (benefit) for income taxes, (3) depreciation, depletion and amortization, (4) write-down of oil and gas properties, (5) impairments, (6) accretion on asset retirement obligations, (7) (gains) and losses on sale of assets, and (8) extraordinary (gains) and losses. This target represented potentially 25 points, but could vary anywhere from 0 to 40 points, depending upon the level of EBITDA achieved for the year. To achieve the target level of 25 points, we had to achieve $475 million EBITDA at the end of 2010. We did not achieve the target level, but we achieved an EBITDA level of $445 million to earn 10 prorated points.
     We also exceeded the target goal of fewer than 0.65 recordable incidents per 200,000 man-hours for safety, but we did not achieve the stretch goal of 0.45 recordable incidents per 200,000 man-hours, and we earned 8 points for 0.51 recordable incidents per 200,000 man-hours.
     We achieved eighth place in the relative stock performance measure to earn none of the 25 points available for that goal. This is an important measure as it both aligns the interests of executives and stockholders and simultaneously takes into account overall industry economic conditions since the entire Peer Group is dealing with the same commodity price environment. Reaching the target level for this measure would have earned 25 points, but the points could vary anywhere from 0 to 50 points depending on the relative stock price performance of the common stock. The number of points was linearly interpolated between the number 1 and the number 6 positions. To achieve the target 25 points, our stock price had to perform in the top quartile of the Peer Group, which meant that our stock had to close the year in the 3rd best position. Executives earn 0 points if our stock price finished the year below the number 7 position but would earn 50 points if our stock price finished the year as the number 1 performer in the Peer Group. In 2010, our stock finished the year in the number 8 position in the Peer Group, and, therefore, we earned none of the 25 targeted points.
     Finally, the Compensation Committee and the Board awarded 23 discretionary points due to Company performance. The Compensation Committee deemed that management did an excellent job steering the Company in 2010 as evidenced by our (1) significantly increasing estimated proved reserves, (2) improving the opportunity set for future growth, (3) a rising stock price, and (4) continuing to successfully manage liquidity and the balance sheet. The Board decided to award 23 discretionary points, more than the targeted 20 points, primarily because we significantly exceeded expectations in increasing reserves in 2010.
     The target points and earned points for each of the performance measures in 2010 are set forth below:

Measure	Target Points	Earned Points
Reserves	25	44
EBITDA	25	10
Relative Stock Performance	25	0
Safety (total recordable incident rate)	5	8
Discretionary	20	23

Total	100	85

     For the 2010 performance year, a Company-wide total of $10.035 million for cash incentive/bonus compensation was paid on March 22, 2011.
     Upon the recommendation of the Compensation Committee, the Board fixed the annual incentive compensation awards for the NEOs based on 2010 performance, which were paid on March 22, 2011, at the following levels:

Annual Incentive Compensation
Officer	(Bonus and Discretionary)
D. Welch, CEO	$442,000
K. Beer, CFO	280,500
J. Wenzel	217,600
R. Smith	207,400
A. Gates	200,600
     Awards granted to the NEOs for the 2010 performance year are presented under “Bonus” with respect to the portion relevant to the discretionary determinations and “Non-Equity Incentive Plan Compensation” for portions based solely on performance criteria in the Summary Compensation Table.

     Performance Targets for 2011. On December 8, 2010, the Compensation Committee and the Board approved the following point allocations and minimum, target and stretch goals for each of the performance measures to be used in determining the annual cash incentive compensation pool for 2011:

				Target
Measure	Minimum	Target	Stretch	Points
Reserves (Bcfe)	76	97	115	25
EBITDA ($)	400	450	500	25
Relative Stock Performance	#10	#5	#1	25
Safety (total recordable incident rate)	0.85	0.65	0.45	5
Discretionary	0	20	40	20
     Long-Term Equity Incentive Compensation. Through long-term incentive compensation, our intent is to provide a substantial forward-looking incentive to our executive officers that (1) emphasizes long-term value creation, (2) aligns the long-term interests of our executive officers with those of our stockholders by directly linking rewards to stockholder return, and (3) fosters meaningful levels of long-term stock ownership by our executive officers. In its considerations of whether or not to make equity grants to our executive officers and, if such grants are made, in its considerations of the size of the grants, our Compensation Committee considers factors such as the total direct compensation (“TDC”) for each of the NEOs, company-level performance, the applicable executive officer’s performance, comparative share ownership by comparable executives of comparable companies, the amount of equity previously awarded to the applicable executive officer, the vesting of such awards, and the recommendations of management. While there is no formal weighting of these elements, the Compensation Committee considers each in its analysis. In determining the TDC for each of the NEOs, the Compensation Committee generally considers total annual compensation for each NEO as previously described and then subtracts base salary and cash incentive bonus awards from targeted total compensation to arrive at the amount of fair value to award as long-term equity incentive grants. In 2010, the Compensation Committee also considered several other subjective factors in determining the equity-based portion of executive compensation, including individual executive performance against strategic milestones such as positive results in growing reserves, hedging activity, liquidity, risk mitigation, safety, acreage acquisition, new field discoveries and improved share price.
     In determining total direct compensation (“TDC”) for each of the NEOs, the Compensation Committee generally considers total annual compensation for each NEO as previously described and then subtracts base salary and cash incentive bonus awards from targeted total compensation to arrive at the amount of fair value to award as long-term equity incentive grants.
     In 2010, the CEO’s awards pursuant to the 2009 Amended and Restated Stock Incentive Plan (“Stock Incentive Plan”) were based on (1) performance such as delivering on growing estimated proved reserves, surpassing targets in two of the four bonus areas, achievement of certain confidential strategic milestones, such as increasing estimated proved reserves, creating additional future investment opportunities, prudent hedging, and judicious cash management, and (2) automatic extension of the CEO’s employment agreement after having served as President and CEO for nearly seven years since starting on April 1, 2004. The awards to the other NEOs in 2010 were based on market data and the achievement of those performance measures described above, as well as consideration of individual performance and contribution to the Company in 2010.
     At the Annual Meeting, the stockholders will be asked to approve the adoption of the First Amendment (the “First Amendment”) to the Stock Incentive Plan, which is presented under Item 3 below. The purpose of the First Amendment is to increase the number of shares of common stock that the Company may issue under the Stock Incentive Plan by 2,800,000 shares.
     For 2011, the Compensation Committee intends to again utilize the same approach to determine total direct compensation and to determine long-term incentive awards in the context of aligning executive compensation to company performance in conjunction with considerations such as competitive pressures, retention concerns, emerging industry trends, individual executive performance, future potential, and individual contribution in order to maintain flexibility to react to a volatile marketplace. However, we will generally attempt to adhere to a compensation philosophy that targets providing roughly total direct compensation in alignment with our performance relative to the Peer Group as shown below.

2011 Total Direct Compensation (TDC) Targets
	Company	Company	Company
Officer	Underperformance	Market (Target)	Outperformance
CEO	10th – 33rd Percentile	33rd – 66th Percentile	66th – 90th Percentile
Other NEOs	25th – 33rd Percentile	33rd – 66th Percentile	66th – 75th Percentile

The ranges for each component of the total direct compensation are shown below.

2011 Target Component Ranges
Officer	Base	Bonus	LTI
CEO	25th Percentile	0-2x salary	TDC minus Base minus Bonus
Other NEOs	25th Percentile	0-2x salary	TDC minus Base minus Bonus
     In addition, the Compensation Committee intends to set total direct compensation for 2011 in the context of our percentile performance relative to the performance of the Peer Group and the achievement of specific targets of reserves, EBITDA and safety, as described previously in the discussion on 2011 performance measures. The Compensation Committee also considers strategic milestones that are not reduced to a formula but that influence its discretionary judgment. These strategic milestones for 2011 include growing reserves, positive results in hedging activity, improvement in absolute stock performance, risk mitigation, managing lease operating expenses, acreage acquisition and new field discoveries. The Compensation Committee intends to assess each executive’s performance and contribution in terms of total direct compensation relative to the marketplace and then set the fair value of the actual restricted stock grants as the total direct compensation minus base salary and cash incentive and bonus.
     Stock Options and Restricted Stock. The Compensation Committee may grant non-statutory options at an exercise price equal to the fair market value of our common stock on the date of grant. Options granted to employees typically have 10-year terms, with exercise restrictions that lapse over a five-year period. Options granted to non-employee directors in the past have had five-year terms, with exercise restrictions that lapse over a three-year period. The Stock Incentive Plan requires stockholder approval to amend any outstanding option contract to lower the option price. Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of stock option grants is set at fair market value (average of our high and low stock price) on the grant date. Our long-term performance ultimately determines the value of stock options because gains from stock option exercises are entirely dependent on the long-term appreciation of our stock price.
     Awards of restricted stock to employees under our Stock Incentive Plan fully vest over three years, one-third per year with very rare exceptions at the discretion of the Compensation Committee.
     In 2010, the compensation committee did not award any original grants of restricted stock or stock options to the NEOs. This was because the awards normally made in January 2010 were made in September 2009 for competitive reasons. However, the awards made in September 2009 were adjusted in January 2010 according to the relative share price performance factor for 2009, wherein our stock price performance exceeded the median of the peer group stock price performance, resulting in additional restricted stock awards (a 10% increase to the September 2009 awards) at the following levels:

Restricted Stock
NEO	January 15, 2010
D. Welch, CEO	10,000 shares
K. Beer, CFO	3,000 shares
J. Wenzel	2,000 shares
R. Smith	2,000 shares
A. Gates	1,000 shares
     Mr. Welch has a provision in his employment agreement providing that, after he has completed five consecutive years of employment as President and CEO, he will not be required to forfeit upon his retirement any unvested stock options or restricted shares that were granted to him and the options will continue to vest and the restrictions will continue to lapse without his being an employee. Mr. Welch completed five consecutive years of employment as President and CEO on April 1, 2009, and, therefore, there is no risk of forfeiture of his equity grants upon his retirement. However, the 100,000 shares of restricted stock awarded to Mr. Welch on September 1, 2009 and the 100,000 shares of restricted stock awarded to Mr. Welch on January 19, 2011 were specifically conditioned on his agreement to waive any provision in his employment agreement that would result in the lapse of the forfeiture restrictions, which restrictions lapse over three years, one-third per year.
     Relative Share Price Performance Factor. For 2010 and subsequent years, upon the advice of the Compensation Consultant, the Compensation Committee and the Board eliminated the use of relative share price performance as a separate factor affecting awards of equity compensation. The rationale was that because relative share price performance was a factor in determining both total direct compensation and the cash incentive awards, and because the equity awards were determined by subtracting salaries and cash incentive and discretionary awards from total direct compensation, the use of relative share price performance as a separate factor affecting equity compensation was increasingly redundant and was no longer desirable.
     2011 Equity Awards to NEOs. Effective as of January 19, 2011, the following awards of restricted stock were made to the NEOs:

Officer	Restricted Stock
D. Welch, CEO	100,000 shares
K. Beer, CFO	36,000 shares
J. Wenzel	30,000 shares
R. Smith	30,000 shares
A. Gates	11,000 shares
     Rationale for 2010 Compensation. For 2010, the Compensation Committee deemed we were a market performer, neither an outperformer nor an underperformer, which translates to a philosophy of paying our NEOs between the 33rd and 66th percentiles based on the ECI 2010 Survey for TDC, with the exact percentile to be determined for each NEO solely in the discretion of the Compensation Committee.
     For 2010, Mr. Welch’s base salary did not change from 2009 and remained at $520,000, and his cash incentive and discretionary bonus was set at $442,000. This bonus was 85% of his 1x base pay target, and it was earned by achievement of goals defined by the Board as stated in the table on page 19 of this proxy. The Compensation Committee set the percentile range for Mr. Welch’s target TDC within the 25th to 50th percentiles. The value of Mr. Welch’s long-term equity incentive award was then determined by subtracting the sum of his base salary and cash incentive and discretionary bonus amount ($962,000) from his target TDC. In 2010, the fair value of his long-term equity incentive award was $1,441,600, which includes a grant of restricted stock in January 2010 (10,000 shares valued at $171,600) and a grant of restricted stock in September 2009 (100,000 shares valued at $1,270,000), which would normally have been granted in January 2010 but was accelerated because some of our executives were being recruited by competitors in the second half of 2009. The summary compensation table shows Mr. Welch’s total compensation in 2010 as $1,154,821 because the equity grant in September 2009 was shown as 2009 compensation.
     The TDC for each of our other NEOs was set similarly to that of our CEO. The Compensation Committee used a range between the 25th and 50th percentiles of the ECI 2010 Survey as a guideline in 2010 for TDC, being the lower end of the market performer range. The ECI 2010 Survey data is position specific, and there is a specific pay range for each NEO position. Thus, each NEO has a specific market pay scale depending upon the particular role of each NEO. The Compensation Committee determined each NEO’s appropriate TDC as shown in the Total column of the Summary Compensation Table referenced above. All of the pay scales used for the NEOs were within the 25th to 50th percentile of the peer group. Consistent with the pay-for-performance program, the base salaries were set at the 25th percentile, and the cash incentive bonuses that were earned were less than 1x base salary. The Compensation Committee then determined the value of the long-term equity incentive award for each of the NEOs by subtracting the sum of the base salary and cash incentive bonus from the respective TDC set for each NEO. This resulted in the long-term incentive awards shown in the columns labeled “Stock Awards” and “Options Awards” in the Summary Compensation Table referenced above.
     Perquisites and Other Benefits. Perquisites and other benefits represent a small part of our overall compensation package. These benefits help us attract and retain senior level executives and are reviewed periodically to ensure that they are competitive with industry norms. We sponsor membership in golf or social clubs for certain senior executives who have responsibility for entertainment deemed necessary or desirable to conduct business and recruit employees.
     The NEOs also participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits that are available to all employees on a non-discriminatory basis. However, we continue to pay life insurance premiums for policies that were purchased for the benefit of our officers in prior years, with Mr. Gates being the only current NEO with such a policy. Our Employee Benefit Plan (restated on January 1, 2008, revised on January 1, 2009) provides health and welfare benefits for all of our employees.
     401(k) Plan. To provide employees with retirement savings in a tax efficient manner, under our 401(k) profit sharing plan, eligible employees are permitted to defer receipt of up to 60% of their compensation up to a maximum amount, plus up to an additional $5,500 catch-up adjustment for employees age 50 or over (subject to certain limitations imposed under the Code). The plan provides that a discretionary match of employee deferrals, before catch-up adjustments, may be made by us, at our discretion, in cash or shares of common stock. During the year ended December

31, 2010, and since the inception of this plan, we have made annual matching contributions of $1.00 for every $2.00 contributed by an employee, excluding catch-up contributions.
     Deferred Compensation Plan. To provide employees with retirement savings in a tax efficient manner, the Stone Energy Corporation Deferred Compensation Plan provides eligible executives and other highly compensated individuals with the option to defer up to 100% of their compensation for a calendar year, and the Compensation Committee may, at its discretion, match a portion or all of the participant’s deferral based upon a percentage determined by the Board. The amounts held under the plan are invested in various investment funds maintained by a third party in accordance with the direction of each participant. During the year ended December 31, 2010, and since the inception of this plan, there were no matching contributions made by us, and the Compensation Committee does not anticipate any matching contributions in 2011.
     Severance Plan and Change of Control Plans. Our severance and change of control plans are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. We believe that providing consistent, competitive levels of severance protection to senior executives helps minimize distraction during times of uncertainty and helps to retain key employees. The severance plans provide benefits to ease an employee’s transition due to the unexpected employment termination by our company due to ongoing changes in our employment needs. The Compensation Committee is responsible for administering these policies and plans.
     Tax Deductibility of Compensation. The Compensation Committee considers the expected tax treatment to our company and its executive officers as one of the factors in determining compensation matters. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation expenses in excess of $1.0 million to a covered employee in any fiscal year, although certain qualifying performance-based compensation is not subject to the limits on deductibility. The Compensation Committee currently considers the deductibility under Section 162(m) of compensation of its executives to the extent reasonably practical and consistent with our objectives, but the Compensation Committee may nonetheless approve compensation that does not fall within these requirements. The Compensation Committee may authorize compensation that results in amounts above the limits if it determines that such compensation is in the best interests of our company.
     Sections 280G and 4999. We provide Messrs. Welch and Beer with certain tax protection in the form of a gross-up payment to reimburse them for any excise tax that might be incurred under Section 4999 of the Internal Revenue Code of 1986, as amended, as well as any additional income taxes resulting from such reimbursement. Section 4999 imposes a 20% non-deductible excise tax on the recipient of an “excess parachute payment” and Section 280G disallows the tax deduction to the payor of any amount of an excess parachute payment that is contingent on a change of control. Aggregate payments as a result of a change of control must exceed three times the executive’s base amount in order to be considered a parachute payment, and then the excise tax is imposed on the parachute payments that exceed the executive’s base amount. The intent of the tax gross-up is to provide a benefit without a tax penalty to these executives who are displaced in the event of a change of control. We believe the provision of tax protection for excess parachute payments for these executive officers is consistent with market practice, is a valuable executive retention tool, and is consistent with the objectives of our overall executive compensation program.
     Section 409A. We have amended our plans as necessary to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.
     Accounting for Stock-Based Compensation. We are accounting for stock-based payments in accordance with the requirements of FASB ASC Topic 718.
     Say-on-Pay Vote Required by the Dodd-Frank Act. In the future, we will be required to address whether and, if so, how we have considered the results of our most recent say-on-pay vote and how that consideration has affected our compensation policies and decisions. Because this is the first year for our say-on-pay vote, we have not yet had such results to consider.
     Stock Ownership Guidelines. On November 20, 2008, the Board adopted Stock Ownership Guidelines, which were amended on April 1, 2009, for our directors and officers. These guidelines are designed to further align the interests of our officers and directors with those of our stockholders and are summarized below.

     Executives and directors are required to meet the following ownership levels by the later of December 31, 2013 or within five years of being promoted or elected to their position. The following stock ownership guidelines will apply, based on the annual base salary in effect for each applicable individual as of January 1 of the applicable year:

Individual	Multiple of Salary
Chief Executive Officer	Five times base salary
Nonemployee Director	Four times annual stipend or retainer
Senior Vice President	Three times base salary
Vice President	Two times base salary
     Among other terms, the guidelines provide that (1) restricted stock will be included in determining the stock ownership of an individual and (2) the value of our stock as of December 31 of a given year used in determining the number of shares needed to comply with the guidelines will be the average price of our stock during the previous month of August of that same calendar year. For each officer, the guidelines will be reduced 15% per year beginning on the 61st anniversary of the birth date of the officer, such that the officer need comply with only 85% of the guidelines after age 61, 70% after age 62, 55% after age 63, 40% after age 64, and 25% after age 65 and thereafter until retirement from or other termination of employment with our company. The Board of Directors may amend or terminate these stock ownership guidelines in its sole discretion, at any time or from time to time, in the aggregate or for any individual, based on market conditions or an individual’s circumstances or for any other reason.

COMPENSATION COMMITTEE REPORT
The Compensation Committee does hereby state that:
(A)	The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management; and

(B)	Based on the review and discussions with management, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in Stone Energy Corporation’s proxy statement and incorporated by reference into Stone Energy Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
Compensation Committee,
George R. Christmas — Chairman
B. J. Duplantis
Peter D. Kinnear
John P. Laborde

EXECUTIVE COMPENSATION
Summary Compensation
     The following table sets forth the compensation earned by the NEOs for services rendered in all capacities to our company and its subsidiaries for the fiscal years ended December 31, 2010, December 31, 2009, and December 31, 2008.

SUMMARY COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2010
						Non-Equity
						Incentive
						Plan	All Other
				Stock	Option	Compen-	Compen-
Name and			Bonus	Awards	Awards	sation	sation	Total
Principal Position	Year	Salary ($)	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($)
David H. Welch	2010	$520,000	$119,340	$171,600	$—	$322,660	$21,221	$1,154,821
President and Chief	2009	520,000	113,400	1,601,650	234,759	426,600	20,099	2,916,508
Executive Officer	2008	500,000	—	1,256,344	612,750	200,000	18,506	2,587,600

Kenneth H. Beer	2010	330,000	75,735	51,480	—	204,765	9,287	671,267
Executive Vice President,	2009	330,000	72,450	561,900	86,100	272,550	9,289	1,332,289
Chief Financial Officer	2008	320,000	—	753,806	367,650	128,000	7,750	1,577,206

Jerome F. Wenzel, Jr.	2010	256,000	58,752	34,320	—	158,848	8,340	516,260
Executive Vice President,	2009	256,000	55,650	384,650	—	209,350	8,580	914,230
Operations	2008	250,000	—	452,284	—	100,000	7,990	810,274

Richard L. Smith	2010	244,000	55,998	34,320	—	151,402	8,550	494,270
Executive Vice President,	2009	244,000	51,240	384,650	—	192,760	8,520	881,170
Exploration and	2008	230,000	—	710,438	—	92,000	58,110	1,090,548
Business
Development

Andrew L. Gates, III	2010	236,000	54,162	17,160	—	146,438	12,170	465,930
Senior Vice President,	2009	236,000	49,560	197,350	—	186,440	12,140	681,490
General Counsel,	2008	230,000	—	351,776	—	92,000	11,610	685,386
Secretary

(1)	The amounts reflected in this column were discretionary awards granted by the Compensation Committee pursuant to the Annual Incentive Compensation Plan. Please see “Compensation Discussion and Analysis – Annual Cash Incentive/Discretionary Bonus Compensation.”

(2)	Restricted stock awards prior to May 2009 were made pursuant to our 2004 Amended and Restated Stock Incentive Plan, and subsequent restricted stock awards were made pursuant to our Stock Incentive Plan. The values shown in this column reflect the aggregate grant date fair value of restricted stock awards granted in each year, computed in accordance with FASB ASC Topic 718. The value ultimately received by the executive may or may not be equal to the values reflected above. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 14 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 for a complete description of the valuation, including the assumptions used.

(3)	Stock option awards prior to May 2009 were made pursuant to our 2004 Amended and Restated Stock Incentive Plan, and subsequent stock option awards were made pursuant to our 2009 Amended and Restated Stock Incentive Plan. There were no stock option awards in 2010. The values shown in this column reflect the aggregate grant date fair value of stock option awards granted in each year, computed in accordance with FASB ASC Topic 718. The value ultimately received by the executive may or may not be equal to the values reflected above. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 14 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 for a complete description of the valuation, including the assumptions used.

(4)	The amounts reflected in this column relate to the performance-based components of our Annual Cash Incentive Compensation Plan. Please see “Compensation Discussion and Analysis – Annual Cash Incentive/Discretionary Bonus Compensation.”

(5)	The following table provides detail for the All Other Compensation column for each of the NEOs in 2010:

	Mr. Welch	Mr. Beer	Mr. Wenzel	Mr. Smith	Mr. Gates
Company 401(k) match	$8,250	$8,250	$8,250	$8,250	$8,250
Life insurance premiums	—	—	—	—	3,500
Annual dues for club memberships	12,971	1,037	90	300	420

	$21,221	$9,287	$8,340	$8,550	$12,170

     The following table provides detail for the All Other Compensation column for each of the NEOs in 2009:

	Mr. Welch	Mr. Beer	Mr. Wenzel	Mr. Smith	Mr. Gates
Company 401(k) match	$8,250	$8,250	$8,250	$8,250	$8,250
Life insurance premiums	—	—	—	—	3,500
Annual dues for club memberships	11,849	1,039	330	270	390

	$20,099	$9,289	$8,580	$8,520	$12,140

     The following table provides detail for the All Other Compensation column for each of the NEOs in 2008:

	Mr. Welch	Mr. Beer	Mr. Wenzel	Mr. Smith	Mr. Gates
Company 401(k) match	$7,750	$7,750	$7,750	$7,750	$7,750
Life insurance premiums	—	—	—	—	3,500
Annual dues for club memberships	10,756	—	240	360	360
Housing allowance	—	—	—	50,000	—

	$18,506	$7,750	$7,990	$58,110	$11,610

Grants of Plan Based Awards
     The following table discloses information concerning each grant of an award made during 2010 under any plan for the NEOs. It also discloses potential future payouts under our non-equity incentive plan.

GRANT OF PLAN BASED AWARDS TABLE FOR THE YEAR ENDED DECEMBER 31, 2010
				All Other
				Stock
		Estimated Future		Awards:	Grant Date
		Payouts Under Non-		Number of	Fair Value of
		Equity Incentive Plan		Shares of	Stock and
		Awards (1)		Stock or	Option
	Grant	Target	Maximum	Units	Awards
Name	Date	($)	($)	(#)	($) (2)
David H. Welch	1/15/10	—	—	10,000	$171,600
	—	$520,000	$1,040,000	—	—

Kenneth H. Beer	1/15/10	—	—	3,000	$51,480
	—	$330,000	$660,000	—	—

Jerome F. Wenzel, Jr.	1/15/10	—	—	2,000	$34,320
	—	$256,000	$512,000	—	—

Richard L. Smith	1/15/10	—	—	2,000	$34,320
	—	$244,000	$488,000	—	—

Andrew L. Gates, III	1/15/10	—	—	1,000	$17,160
	—	$236,000	$472,000	—	—

(1)	These columns show the range of possible payouts under the performance and discretionary based portions of our Annual Cash Incentive Compensation Plan. For 2010, achieving the targets for each of the four performance measures under the Annual Cash Incentive Compensation Plan would have earned 80 points or 80% of the employee’s targeted bonus opportunity, plus up to 20% as a discretionary amount. Similarly, achieving the stretch goals for each performance measure would have earned 160 points or 160% of the employee’s targeted incentive award opportunity, plus up to 40% as a discretionary amount. Thus, achieving the targets could have resulted in an award of 100% and achieving the stretch goals could have resulted in a maximum award of 200%. If none of the minimums are achieved and if no discretionary amount is awarded, then no cash incentive award would be granted under the Annual Cash Incentive Compensation Plan. No threshold exists for the NEOs. Please read “Compensation Discussion and Analysis – Executive Compensation Components – Annual Cash Incentive/Discretionary Bonus Compensation” for additional information.

(2)	Calculated in accordance with FASB ASC Topic 718 as described in footnote 2 to the Summary Compensation Table.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
     The following narrative provides additional information about the various compensation plans, programs and policies reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table for the year ended December 31, 2010.
Employment-Related Agreements with NEOs.
     The terms governing our employment, and compensation, of Messrs. Welch, Beer and Smith are outlined in individual employment agreements. For a description of the material terms of the agreements in place with each of these officers during 2010, please see “Employment Agreements, Termination of Employment, Severance and Change-in-Control Plans – Employment Agreements” below. We do not maintain employment agreements with any other NEOs.
Fiscal 2010 Salary.
     The NEOs were paid base salaries during fiscal year 2010 as follows:

Officer	Salary
D. Welch	$520,000
K. Beer	330,000
J. Wenzel	256,000
R. Smith	244,000
A. Gates	236,000

Fiscal 2010 Annual Cash Incentive Compensation.
     On March 22, 2011, the NEOs were paid the following amounts under our Annual Incentive Compensation Plan for 2010 performance:

	Discretionary	Performance-Based
Officer	Amount	Amount	Total Award
D. Welch	$119,340	$322,660	$442,000
K. Beer	75,735	204,765	280,500
J. Wenzel	58,752	158,848	217,600
R. Smith	55,998	151,402	207,400
A. Gates	54,162	146,438	200,600
     For additional information concerning our Annual Cash Incentive Compensation Plan and the 2010 awards, please see “Compensation Discussion and Analysis—Annual Cash Incentive/Discretionary Bonus Compensation.”
Salary and Bonus in Proportion to Total Compensation.
     The following table sets forth the percentage of each of the NEO’s total compensation that we paid in the form of base salary and discretionary cash bonuses. As noted previously, for the year ended December 31, 2009, there were grants of equity compensation made in September 2009 for competitive reasons that normally would have been made in January 2010. Thus, there were only minimal grants of equity compensation made to the NEOs in 2010.

		Percentage of Total
Name	Year	Compensation
David H. Welch	2010	83%
	2009	37%
	2008	27%

Kenneth H. Beer	2010	91%
	2009	51%
	2008	28%

Jerome F. Wenzel, Jr.	2010	92%
	2009	58%
	2008	43%

Richard L. Smith	2010	91%
	2009	56%
	2008	30%

Andrew L. Gates, III	2010	94%
	2009	70%
	2008	47%
Equity Awards.
     The Compensation Committee did not award stock options to the NEOs in 2010. The Compensation Committee awarded restricted stock to the NEOs in January 2010. For a discussion of these awards, including vesting provisions and forfeiture provisions, please see “Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation.”
     On January 19, 2011, Mr. Welch was granted 100,000 shares of restricted stock, Mr. Beer was granted 36,000 shares of restricted stock, Messrs. Smith and Wenzel were each granted 30,000 shares of restricted stock, and Mr. Gates was granted 11,000 shares of restricted stock. Except as described below with respect to Mr. Welch, the forfeiture restrictions on the restricted stock lapse 33.3% each year over a three-year period. These 2011 grants were related to 2010 performance. These grants will be shown in the Grants of Plan Based Awards Table for the year ended December 31, 2011. Mr. Welch has a provision in his employment agreement providing that, after he has completed five consecutive years of employment as President and CEO, the Board will agree that he will not be required to forfeit upon his retirement any unvested stock options or restricted shares that were granted to him and the options will continue to vest and the restrictions will continue to lapse without his being an employee. Mr. Welch completed five consecutive years of employment as President and CEO on April 1, 2009, and, therefore, there is no risk of forfeiture upon his retirement. However, the 100,000 shares of restricted stock awarded to Mr. Welch on January 19, 2011 were specifically conditioned on his agreement to waive any provision in his employment agreement that would result in the lapse of the forfeiture restrictions, which restrictions lapse over three years, one-third per year.

Outstanding Equity Awards at Fiscal Year-End
     The following table contains information concerning the number and value of outstanding and unexercised options as well as the number and value of unvested restricted stock awards at December 31, 2010.
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

	Option Awards						Stock Awards
		Number of	Number of					Number of
		Securities	Securities					Shares or		Market Value of
		Underlying	Underlying		Option			Units of Stock		Shares or Units of
	Option	Unexercised	Unexercised		Exercise	Option	Stock	That Have		Stock That Have
	Grant	Options (#)	Options (#)		Price	Expiration	Award	Not Vested		Not Vested
Name	Date	Exercisable	Unexercisable		($)	Date	Grant Date	(#)		($) (1)
David H. Welch	4/1/2004	100,000	—		$48.90	4/1/2014
	6/16/2005	30,000	—		48.29	6/16/2015
	2/7/2006	12,000	3,000	(2)	47.75	2/7/2016
	1/9/2007	9,000	6,000	(3)	33.19	1/9/2017
	1/15/2008	10,000	15,000	(4)	44.67	1/15/2018
	1/15/2009	4,000	16,000	(5)	10.05	1/15/2019
	2/17/2009	5,895	23,579	(6)	6.97	2/17/2019
							1/15/2008	9,375	(10)	$208,969
							1/15/2009	22,000	(10)	490,380
							9/1/2009	66,667	(11)	1,486,007
							1/15/2010	10,000	(12)	222,900

Kenneth H. Beer	8/1/2005	30,000	—		$53.20	8/1/2015
	1/9/2007	6,000	4,000	(7)	33.19	1/9/2017
	1/15/2008	6,000	9,000	(8)	44.67	1/15/2018
	1/15/2009	3,000	12,000	(9)	10.05	1/15/2019
							1/15/2008	5,625	(13)	$125,381
							1/15/2009	12,000	(14)	267,480
							9/1/2009	20,000	(15)	445,800
							1/15/2010	3,000	(16)	66,870

Jerome F. Wenzel, Jr.	10/1/2004	10,000	—		$44.04	10/1/2014
							1/15/2008	3,375	(17)	$75,229
							1/15/2009	8,667	(18)	193,187
							9/1/2009	13,333	(19)	297,193
							1/15/2010	2,000	(20)	44,580

Richard L. Smith	—	—	—		—	—	1/15/2008	3,000	(21)	$66,870
							5/15/2008	1,500	(22)	33,435
							1/15/2009	8,667	(23)	193,187
							9/1/2009	13,333	(24)	297,193
							1/15/2010	2,000	(25)	44,580

Andrew L. Gates, III	11/14/2003	800	—		$36.46	11/14/2013
							1/15/2008	2,625	(26)	$58,511
							1/15/2009	4,667	(27)	104,027
							9/1/2009	6,667	(28)	148,607
							1/15/2010	1,000	(29)	22,290

(1)	The market value shown was determined by multiplying the number of unvested shares of stock by $22.29, which was the closing market price of our common stock on December 31, 2010.

(2)	Stock options that vest and become exercisable on February 7, 2011.

(3)	Stock options that vest and become exercisable as follows: 3,000 on January 9, 2011 and 3,000 on January 9, 2012.

(4)	Stock options that vest and become exercisable as follows: 5,000 on January 15, 2011, 5,000 on January 15, 2012, and 5,000 on January 15, 2013.

(5)	Stock options that vest and become exercisable as follows: 4,000 on January 15, 2011, 4,000 on January 15, 2012, 4,000 on January 15, 2013, and 4,000 on January 15, 2014.

(6)	Stock options that vest and become exercisable as follows: 5,895 on February 17, 2011, 5,895 on February 17, 2012, 5,895 on February 17, 2013, and 5,894 on February 17, 2014.

(7)	Stock options that vest and become exercisable as follows: 2,000 on January 9, 2011 and 2,000 on January 9, 2012.

(8)	Stock options that vest and become exercisable as follows: 3,000 on January 15, 2011, 3,000 on January 15, 2012, and 3,000 on January 15, 2013.

(9)	Stock options that vest and become exercisable as follows: 3,000 on January 15, 2011, 3,000 on January 15, 2012, 3,000 on January 15, 2013, and 3,000 on January 15, 2014.

(10)	Restricted stock for which restrictions lapsed on April 1, 2009.

(11)	The restrictions on these shares of restricted stock will lapse as follows: 33,333 on September 1, 2011 and 33,334 on September 1, 2012.

(12)	The restrictions on these shares of restricted stock will lapse as follows: 3,333 on January 15, 2011; 3,333 on January 15, 2012; and 3,334 on January 15, 2013.

(13)	The restrictions on these shares of restricted stock will lapse on January 15, 2011.

(14)	The restrictions on these shares of restricted stock will lapse as follows: 6,000 on January 15, 2011 and 6,000 on January 15, 2012.

(15)	The restrictions on these shares of restricted stock will lapse as follows: 10,000 on September 1, 2011 and 10,000 on September 1, 2012.

(16)	The restrictions on these shares of restricted stock will lapse as follows: 1,000 on January 15, 2011; 1,000 on January 15, 2012; and 1,000 on January 15, 2013.

(17)	The restrictions on these shares of restricted stock will lapse on January 15, 2011.

(18)	The restrictions on these shares of restricted stock will lapse as follows: 4,333 on January 15, 2011 and 4,334 on January 15, 2012.

(19)	The restrictions on these shares of restricted stock will lapse as follows: 6,667 on September 1, 2011 and 6,666 on September 1, 2012.

(20)	The restrictions on these shares of restricted stock will lapse as follows: 667 on January 15, 2011; 667 on January 15, 2012; and 666 on January 15, 2013.

(21)	The restrictions on these shares of restricted stock will lapse on January 15, 2011.

(22)	The restrictions on these shares of restricted stock will lapse on May 15, 2011.

(23)	The restrictions on these shares of restricted stock will lapse as follows: 4,333 on January 15, 2011 and 4,334 on January 15, 2012.

(24)	The restrictions on these shares of restricted stock will lapse as follows: 6,667 on September 1, 2011 and 6,666 on September 1, 2012.

(25)	The restrictions on these shares of restricted stock will lapse as follows: 667 on January 15, 2011; 667 on January 15, 2012; and 666 on January 15, 2013.

(26)	The restrictions on these shares of restricted stock will lapse on January 15, 2011.

(27)	The restrictions on these shares of restricted stock will lapse as follows: 2,333 on January 15, 2011 and 2,334 on January 15, 2012.

(28)	The restrictions on these shares of restricted stock will lapse as follows: 3,333 on September 1, 2011 and 3,334 on September 1, 2012.

(29)	The restrictions on these shares of restricted stock will lapse as follows: 333 on January 15, 2011; 333 on January 15, 2012; and 334 on January 15, 2013.
Option Exercises and Stock Vested
     The following table sets forth information regarding the number of stock awards vested, and the related value received during 2010 for the NEOs. There were no stock option exercises during 2010. All values realized were calculated by using the market value of our stock on the vesting date for the award.
OPTION EXERCISES AND STOCK VESTED TABLE
FOR THE YEAR ENDED DECEMBER 31, 2010

	Stock Awards
	Number of
	Shares	Value Realized
	Acquired	on
	on Vesting	Vesting
Name	(#)	($)
David H. Welch	60,375	$865,304
Kenneth H. Beer	24,958	379,579
Jerome F. Wenzel, Jr.	17,375	267,156
Richard L. Smith	18,833	264,339
Andrew L. Gates, III	10,624	168,386

Nonqualified Deferred Compensation
The following table sets forth information regarding nonqualified deferred compensation during 2010 for the NEOs.
NONQUALIFIED DEFERRED COMPENSATION TABLE
FOR THE YEAR ENDED DECEMBER 31, 2010

	Executive	Aggregate	Aggregate
	Contributions	Earnings	Balance at Last
	in Last FY	in Last FY	FYE
Name	($) (1)	($)	($) (2)
David H. Welch	$526,420	$110,451	$3,627,635
Kenneth H. Beer	—	93,561	624,806
Jerome F. Wenzel, Jr.	—	5,793	39,476
Richard L. Smith	—	—	—
Andrew L. Gates, III	—	33,048	303,406

(1)	Reflects $526,420 for Mr. Welch that is reported as compensation to him in the Summary Compensation Table for the year ended December 31, 2010.

(2)	The following portions of the aggregate balance amounts for each of the NEOs were reported as compensation to the officer in the Summary Compensation Table in previous fiscal years: Mr. Welch — $208,391 for the year ended December 31, 2009 and $1,005,272 for the year ended December 31, 2008 and Mr. Beer — $35,333 for the year ended December 31, 2009 and $171,082 for the year ended December 31, 2008.
     Our Deferred Compensation Plan provides eligible executives and other highly compensated individuals with the option to defer up to 100% of their base salary and/or 100% of their bonus for a calendar year, and the Compensation Committee may, at its discretion, match all or a portion of the participant’s deferral based upon a percentage determined by the Board. Deferral elections are made separately for salary and/or bonus not later than December for amounts to be earned in the following year. In addition, the Board may elect to make discretionary profit sharing contributions to the plan. Since the inception of the plan we have not made matching or profit sharing contributions, and the Compensation Committee does not anticipate making any matching or profit sharing contributions in 2011.
     All employee contributions to the plan and investment returns on those contributions are fully vested, and there have not been any company contributions to the plan. Distributions due to separation of service will be made as a lump-sum cash payment or in monthly installments over up to ten years, based on the participant’s election and subject to the six-month delay of distributions imposed on certain of our key employees by Section 409A of the Internal Revenue Code. There was an amendment, dated effective as of June 1, 2010, to the section on distributions in the Adoption Agreement for the Deferred Compensation Plan, and distributions upon a “change of control” are no longer distribution options under the plan. The amounts held under the plan are invested in various investment funds maintained by a third party in accordance with the direction of each participant. Investment options under the plan are identical to the investment options available to participants in our 401(k) Profit Sharing Plan. Both the Deferred Compensation Plan and the 401(k) Profit Sharing Plan utilize a mutual fund investment window that enables participants to elect a wide variety of mutual funds. Participants may change their investment elections daily. The investment funds and rate of return for the year ended December 31, 2010, for the investment options actually elected by one or more the NEOs for all or any portion of 2010 are as follows:
•	David H. Welch – Stock investments include Fidelity International Discovery, Fidelity Retirement Money Market Fund, Fidelity Retirement Government Money Market Fund and Fidelity New Markets, Inc. with a combined rate of return for the year ended December 31, 2010 of 3.3%.

•	Kenneth H. Beer – Stock investments include Fidelity Leveraged Co. Stock Fund, Fidelity Diversified International Fund, Fidelity Small Cap Stock Fund and Spartan US Equity Index with a combined rate of return for the year ended December 31, 2010 of 17.6%.

•	Jerome F. Wenzel, Jr. – Stock investments include Fidelity Cap Appreciation Fund, Fidelity Spartan US Equity Index, Baron Asset Fund, Fidelity Value Fund and Fidelity Diversified International with a combined rate of return for the year ended December 31, 2010 of 17.2%.

•	Andrew L. Gates, III – Stock investments include Fidelity Balanced Fund and Fidelity Strategic Income Fund with a combined rate of return for the year ended December 31, 2010 of 12.2%.

Potential Payment Upon Termination or Change of Control
     Our Executive Change of Control and Severance Plan, as amended and restated effective as of December 31, 2008 (the “Executive Plan”) was established to provide financial security to our executives in the event of a Change of Control (as defined below) and upon certain terminations of employment.
     The table below reflects the amount of compensation to each of the NEOs in the event of termination of such executive’s employment. The amount of compensation payable to each NEO upon “Involuntary Termination” occurring outside of the “Change of Control Period,” “Involuntary Termination” occurring on the date of a “Change of Control,” voluntary termination, or in the event of disability or death of the executive is shown below. As used in this proxy statement, the term “Change of Control Period” refers to (1) the 24-month period following a “Change of Control” in the case of Messrs. Welch and Beer and (2) the 12-month period following a “Change of Control” in the case of Messrs. Wenzel, Smith and Gates. The other key terms are based upon the definitions in our Executive Plan. The amendment and restatement of the Executive Plan also replaced and superseded our Executive Change in Control Severance Policy that was maintained for certain designated executives (specifically, Messrs. Welch and Beer). The key terms that are based upon definitions in the Executive Plan are described in greater detail below:
•	“Cause” means any termination of an executive’s employment by reason of the executive’s willful and continued failure to perform substantially their duties after written notice of such failure has been given to the executive, or the willful engaging by the executive in conduct that is materially injurious to the Company, monetarily or otherwise.

•	A “Change of Control” is generally deemed to have occurred if the event described in any of the following paragraphs has occurred:
•	any person is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of our securities (though not including securities that were acquired directly from our company);

•	the Board of Directors as of December 31, 2008 fails to constitute the majority of the members of the Board, unless the Board members replacing the current members were appointed or elected by the current Board or by members of the Board previously so appointed or elected;

•	an arrangement, merger or consolidation of our company other than a transaction that would: (1) result in our voting securities outstanding immediately prior to such transaction continuing to represent at least 65% of the combined voting power of our securities or the surviving entity or any parent thereof outstanding immediately after such transaction, or (2) result in an arrangement, merger or consolidation which is effected to implement a recapitalization of our company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities representing 20% or more of the combined voting power of our then outstanding securities; or

•	our stockholders approve a plan of complete liquidation or dissolution of our company, or there is a sale or disposition of all or substantially all of our assets.
•	“Good Reason” means the occurrence (without the executive’s express written consent) on or within any Change of Control Period of any one of the following acts by us:
•	a material reduction in the executive’s annual base salary as in effect on the date of the Change of Control or as increased thereafter (except for certain across-the-board salary reductions);

•	a material diminution in the authority, duties or responsibilities of the executive as in effect immediately prior to the Change of Control; or

•	a requirement that the executive transfer to a work location that is more than 50 miles from such executive’s principal work location immediately prior to the Change of Control.
•	An “Involuntary Termination” means any termination of the executive’s employment by us other than for Cause or a termination by the executive during a Change of Control Period for a Good Reason.

•	The Executive Plan provides that the Executive’s right to terminate employment for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness.
     The following assumptions were used in determining the amounts below in the Potential Payment Upon Termination or Change of Control Table:
•	All terminations would be effective as of December 31, 2010 (the last business day of 2010).

•	Mr. Welch’s employment agreement requires us to provide him with one year’s prior written notice in order to terminate his employment. The amounts reported in the table below do not include any compensation or benefits that would be paid or provided to Mr. Welch during the one-year period from the date notice of termination of his employment was provided to the date of such termination.

•	The closing share price of our common stock as of December 31, 2010 was $22.29. The closing price of our stock on the New York Stock Exchange on March 24, 2011 was $30.25, which could change the payout in the event of a Change of Control. There can be no assurance that a Change of Control would produce the same or similar results as those described if it occurs on any other date or at any other price, or if any assumption is not correct in fact.

•	The actual amounts to be paid can only be determined at the time of such executive’s separation from our company. The cash incentive compensation, for example, is a pro rata share of the bonus opportunity for the year up to the date of termination at the then projected year-end rate of payout in an amount, if any, as determined by the Compensation Committee in its sole discretion.

•	Outplacement services are not to exceed a cost to us of 5% of the base annual salary of the executive.

•	Vacation pay assumes the executive has not used any vacation days and is being paid for all unused days.

•	The 401(k) match assumes the executive is eligible for the maximum contribution.

•	Tax gross-up payments reflect the amount payable to the executives to offset any excise tax imposed under the Internal Revenue Code. The amount shown assumes the “base amount” is the five-year average W-2 earnings for the period of calendar years 2005 through 2009. The benefit amount in excess of a named executive officer’s “base amount” is considered an “excess parachute payment” and if the “parachute payment” is equal to or greater than three times the base amount, then the excess parachute payment is subject to an excise tax. The calculation of the gross up amounts are based upon an excise tax rate under Section 4999 of 20%, a 35% federal income tax rate and a 1.45% Medicare tax rate. We have also made the assumptions that (1) no amounts will be discounted as attributable to reasonable compensation, (2) all cash severance payments are contingent upon a Change of Control, and (3) we could rebut the presumption required under applicable regulations that the equity awards granted in 2010 were contingent upon a Change of Control.

POTENTIAL PAYMENT UPON TERMINATION OR CHANGE OF CONTROL TABLE

		Involuntary	Involuntary	Voluntary
		Termination	Termination	Termination (Other
		Occurring	Occurring on	than a Good Reason
		Outside of a	Date of a	Termination Occurring
		Change of	Change of	During a Change of
Name	Benefit	Control Period	Control	Control Period)	Death	Disability
David H. Welch	Severance (1)	$3,109,600	$3,109,600	$—	(2)	(2)
	Cash incentive compensation (4)	442,000	442,000	—	—	—
	Tax gross-up payment (5)	—	1,485,343	—	—	—
	Outplacement (6)	26,000	26,000	—	—	—
	401(k) match (7)	—	8,250	8,250	8,250	8,250
	Health and welfare benefits (8)	5,451	5,451	—	—	—
	Stock options and restricted stock — accelerated vesting (9)	—	1,708,907	—	—	—
	Vacation pay (10)	50,000	50,000	50,000	—	—

	Total	$3,633,051	$6,835,551	$58,250	$8,250	$8,250

Kenneth H. Beer	Severance (1)	$1,973,400	$1,973,400	$—	(2)	(2)
	Cash incentive compensation (4)	280,500	280,500	—	—	—
	Tax gross-up payment (5)	—	922,886	—	—	—
	Outplacement (6)	16,500	16,500	—	—	—
	401(k) match (7)	—	8,250	8,250	8,250	8,250
	Health and welfare benefits (8)	5,451	5,451	—	—	—
	Stock options and restricted stock — accelerated vesting (9)	—	1,052,411	—	—	—
	Vacation pay (10)	31,731	31,731	31,731	—	—

	Total	$2,307,582	$4,291,129	$39,981	$8,250	$8,250

Jerome F.	Severance (3)	$256,000	$765,440	$—	(2)	(2)
Wenzel, Jr.	Cash incentive
	compensation (4)	217,600	217,600	—	—	—
	Tax gross-up payment	—	—	—	—	—
	Outplacement (6)	12,800	12,800	—	—	—
	401(k) match (7)	—	8,250	8,250	8,250	8,250
	Health and welfare benefits (8)	5,451	5,451	—	—	—
	Stock options and restricted stock — accelerated vesting (9)	—	610,188	—	—	—
	Vacation pay (10)	24,615	24,615	24,615	—	—

	Total	$516,466	$1,644,344	$32,865	$8,250	$8,250

Richard L. Smith	Severance (3)	$244,000	$729,560	$—	(2)	(2)
	Cash incentive compensation (4)	207,400	207,400	—	—	—
	Tax gross-up payment	—	—	—	—	—
	Outplacement (6)	12,200	12,200	—	—	—
	401(k) match (7)	—	8,250	8,250	8,250	8,250
	Health and welfare benefits (8)	5,451	5,451	—	—	—
	Stock options and restricted stock — accelerated vesting (9)	—	635,265	—	—	—
	Vacation pay (10)	23,462	23,462	23,462	—	—

	Total	$492,513	$1,621,588	$31,712	$8,250	$8,250

Andrew L.	Severance (3)	$236,000	$705,640	$—	(2)	(2)
Gates, III	Cash incentive compensation (4)	200,600	200,600	—	—	—
	Tax gross-up payment	—	—	—	—	—
	Outplacement (6)	11,800	11,800	—	—	—
	401(k) match (7)	—	8,250	8,250	8,250	8,250
	Health and welfare benefits (8)	5,451	5,451	—	—	—
	Stock options and restricted stock — accelerated vesting (9)	—	333,436	—	—	—
	Vacation pay (10)	22,692	22,692	22,692	—	—

	Total	$476,543	$1,287,869	$30,942	$8,250	$8,250

(1)	Severance amounts for Messrs. Welch and Beer are calculated by multiplying the sum of each executive’s base salary and target bonus by 2.99. Mr. Welch’s base salary and target bonus are each $520,000 for 2010; Mr. Beer’s base salary and target bonus are each $330,000 for 2010. Mr. Welch’s employment agreement requires one-year notice for termination.

(2)	We provide life insurance for Mr. Gates that pays $500,000 upon his death. There are no other additional benefits in the event of death or disability other than what is provided under our life and disability benefit plans. Life insurance benefits are 2 1/2 times annual salary with a maximum of $200,000 and disability benefits provide for 66 2/3% of salary with a maximum of $10,000 per month.

(3)	Severance amounts for Messrs. Wenzel, Smith and Gates are calculated by multiplying each executive’s base salary by 1.0 for an Involuntary Termination occurring outside of a Change of Control Period and by 2.99 for an Involuntary Termination occurring during a Change of Control Period. The 2010 base salaries for Messrs. Wenzel, Smith and Gates were $256,000, $244,000 and $236,000, respectively.

(4)	These amounts reflect the target bonuses for each executive in 2010 under our Annual Incentive Compensation Plan.

(5)	The tax gross-up payments for Messrs. Welch and Beer were calculated using the assumptions referenced in the narrative above the table.

(6)	The amounts reported for each executive’s outplacement services assume that the maximum amount of 5% of salary was paid.

(7)	Each 401(k) match assumes that we provided the executive with 50% of the maximum amount allowable by the Internal Revenue Code for elective deferred contributions, which was $16,500 for 2010.

(8)	The amounts reported above represent the portion of employee health insurance premiums covered by us in the amount of $908.49 per month multiplied by 6 months.

(9)	The amounts reported above are the combination of the acceleration of both stock options and restricted stock. The stock option portion of this amount is calculated by multiplying the number of shares subject to stock options that are “in-the-money” as of December 31, 2010 (meaning that the stock option exercise price is below the fair market value of a share on the date of exercise) by the difference in the exercise price and the fair market value of a share, which was $22.29 on December 31, 2010. Mr. Beer held 12,000 options with an exercise price of $10.05. The restricted stock portion of the amounts above are calculated by multiplying the number of shares of restricted stock each executive held as of December 31, 2010 by the fair market value of the stock on December 31, 2010, which was $22.29. The number of restricted shares held by each NEO as of December 31, 2010 was as follows:
•	Mr. Welch — 76,667 shares,

•	Mr. Beer — 40,625 shares,

•	Mr. Wenzel — 27,375 shares,

•	Mr. Smith — 28,500 shares, and

•	Mr. Gates — 14,959 shares

(10)	The amounts reported above for vacation pay were calculated by using the officer’s base salary divided by 52 weeks, multiplied by five weeks.
Employment Agreements, Termination of Employment, Severance and Change-of-Control Plans
          Employment Agreements.
          On May 19, 2005, we entered into an employment agreement, commencing August 1, 2005, with Mr. Kenneth H. Beer. Under the agreement, Mr. Beer received (1) a base salary of $260,000 annually (which has since been increased as described above), (2) an initial award of 20,000 shares of restricted stock whereby one-third of the restrictions lapsed each year over three years, (3) initial stock options to acquire 30,000 shares of our common stock (vesting 20% per year over five years), and (4) the eligibility to receive additional awards with annual targets of 10,000 shares of restricted stock and stock options for 10,000 shares. The employment agreement does not specifically address severance provisions, but instead provides that Mr. Beer is entitled to receive severance benefits as set forth in our change of control severance plan for officers. The agreement did not provide for a term.
          On January 12, 2006, we entered into an employment agreement with Mr. David H. Welch, which was superseded by an employment agreement dated December 2, 2008 to comply with Section 409A of the Internal Revenue Code. Under the agreement, upon completion of five consecutive years of employment, which occurred on April 1, 2009, Mr. Welch will not be required to forfeit, at the time of retirement, any unvested stock options or any restricted shares, and these options will continue to vest and the restrictions will continue to lapse without his being an employee of the Company. Additionally, upon termination by us, other than for cause, or by Mr. Welch for Good Reason in connection with or within 24 months after a Change of Control, Mr. Welch will receive a lump sum cash severance payment equal to 2.99 times the sum of his annual base salary and any target bonus at the 100% level, along with any earned but unpaid salary and a pro rata bonus opportunity up to the date of termination, plus outplacement services of up to 5% of his base salary. To the extent such payments are subject to any tax imposed under Section 4999 of the Internal Revenue Code (the

“Excise Tax”), we will pay Mr. Welch an additional amount to offset the Excise Tax. Beginning on December 31, 2008 and on December 31 of each year thereafter, the term of the agreement is automatically extended for one year, such that each December 31 will begin a new three-year term. However, the Board of Directors may give written notice to Mr. Welch that the term of the employment agreement will cease to be so extended, in which event the agreement will terminate on the first anniversary of the date such notice is given.
          On June 28, 2007, we entered into an employment agreement, commencing July 23, 2007, with Mr. Richard L. Smith. Under the agreement, Mr. Smith received (1) a base salary of $230,000 annually (which has since been increased as described above), (2) an initial award of 10,000 shares of restricted stock whereby one-third of the restrictions lapsed each year over three years, (3) the eligibility to receive additional awards with annual targets comparable to market data, then ranging from 8,000 to 10,000 restricted shares, (4) $10,000 in moving expenses, and (5) five weeks of vacation annually. The employment agreement does not specifically address severance provisions, but instead provides that Mr. Smith shall receive severance benefits as set forth our executive change of control and severance plan. The agreement did not provide for a term.
          Change of Control and Severance Plans.
          Our severance and change of control policies are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. The executive severance plan provides benefits to ease an employee’s transition due to the unexpected employment termination by us due to ongoing changes in our employment needs. The change of control protection afforded by the plan encourages employees to remain focused on our business in the event of rumored or actual fundamental corporate changes. The Compensation Committee is responsible for administering these policies and plans.
          We have severance plans currently in effect for (1) the NEO’s and other officers of the Company, and (2) the employees of our Company. The Executive Plan covers the CEO, CFO and the other officers of the Company. That plan was amended and restated in December of 2007 to make changes required by Section 409A of the Internal Revenue Code of 1986, as amended, and the plan was again amended and restated effective as of December 31, 2008. The last amendment and restatement of the Executive Plan replaced and superseded our Executive Change In Control Severance Policy that was maintained for certain designated executives (specifically, Messrs. Welch and Beer). Pursuant to Mr. Welch’s employment agreement and/or the Executive Plan, if an officer of the Company (including a NEO) incurs an Involuntary Termination of employment, the officer will receive the following:
•	a base salary up to the date of termination;

•	in the case of Messrs. Welch and Beer, a lump sum severance payment of 2.99 times the sum of (1) the executive’s annual base salary calculated using the higher of the annual salary rate in effect at the time of termination or that in effect on the date of the Change of Control and (2) any target bonus at the one hundred percent level for which the executive is eligible for the fiscal year in which the termination occurs [based on 2010 salaries and target bonuses, these payments would be $3,109,600 for the CEO, Mr. Welch, and $1,973,400 for the CFO, Mr. Beer];

•	a lump sum amount representing a pro rata share of the bonus opportunity up to the date of termination at the then projected year-end rate of payout, in an amount, if any, as determined by the Compensation Committee in its sole discretion (which amount will be reduced to the extent of any prorated bonus paid to the executive upon a Change of Control as described below);

•	in the case of Messrs. Wenzel, Smith and Gates and an Involuntary Termination occurring outside a Change of Control Period, a lump sum severance payment in an amount equal to the executive’s annual base salary [based on 2010 salaries, these payments would be $256,000 for Mr. Wenzel, $244,000 for Mr. Smith, and $236,000 for Mr. Gates];

•	in the case of Messrs. Wenzel, Smith and Gates and an Involuntary Termination occurring during a Change of Control Period, a lump sum severance payment in an amount equal to 2.99 times the executive’s annual base salary [based on 2010 salaries, these payments would be $765,440 for Mr. Wenzel, $729,560 for Mr. Smith, and $705,640 for Mr. Gates];

•	outplacement services the duration and costs for which are to be determined by the then prevailing practice of the Human Resources Department and, in no event, may exceed a cost to us of 5% of the base annual salary of the executive;

•	in the case of Messrs. Welch and Beer, a Gross-Up Payment in an amount sufficient to provide that the net amount retained by the executive will equal the excise tax charged to the executive as a result of the receipt of any change-of-control payments, provided that if it shall be determined that the executive is entitled to a Gross-Up Payment but the total to be paid does not exceed 110% of the greatest amount (the “Reduced Amount”) that could be paid to the executive such that the receipt of the total would not give rise to any excise tax, then no Gross-Up Payment shall be made and the total payments to the executive in the aggregate shall be reduced to the Reduced Amount; and

•	the continuation of the health benefit coverages for the officer and, where applicable, his eligible dependents for the six-month period following the date of such Involuntary Termination of employment, at a cost to the officer that is equal to the cost for an active employee for similar coverage.
     Upon the occurrence of a Change of Control, the Executive Plan provides that the following benefits will automatically be provided to the Company’s officers (including our NEOs), without regard to whether the officer’s employment with us terminates:
•	unexercised in-the-money stock options will be fully vested and cancelled immediately prior to the Change of Control in exchange for cash equal to the product of the number of our shares issuable upon exercise of the respective stock options times the excess, if any, of the per share cash consideration to be determined by the Board in connection with the Change of Control over the aggregate exercise price under such stock options;

•	all the remaining vesting restrictions with respect to any of our restricted stock awards issued or issuable pursuant to any of our stock incentive plans expire;

•	we will contribute to our 401(k) plan a matching amount for the participants equal to $1.00 for every $2.00 contributed as a 401(k) contribution (other than a 401(k) catch-up contribution) by the participants in the 401(k) plan for the period from January 1 in the calendar year of the Change of Control through the effective date of the Change of Control, less any matching amounts previously contributed to the 401(k) plan for such period, if any, to be credited to the 401(k) plan participants’ accounts according to the terms of the 401(k) plan, up to a total maximum matching contribution for an individual participant’s account that does not exceed the limit authorized by the Internal Revenue Code for such contribution; and

•	we will pay the executive a pro rata share of the bonus opportunity up to the date of the Change of Control at the then projected year-end rate of payout, in an amount, if any, as determined by the Compensation Committee in its sole discretion.
          The Executive Plan may not be amended or terminated to adversely affect the benefits or potential rights to benefits for a period of 12 months following amendment or termination. In the event of a Change of Control during the existence of the Executive Plan, the term of the plan is automatically extended for 24 months following the date of such Change of Control.
          The Executive Plan also requires that the executive sign a release within 45 days of an Involuntary Termination in order to receive the applicable payments and benefits for such a termination. The release will state that the Compensation Committee, the plan’s fiduciaries, our company and our parent corporation, subsidiaries, affiliates, stockholders, partners, officers, directors, employees and agents are released from all causes of action of any kind, including all claims or causes of action that may arise out of that executive’s termination of employment. The execution of the release and the receipt of the benefits provided under the plan will constitute full settlement of all such claims and causes of action relating to the executive’s employment or termination of employment.
Payments Made Upon a Change of Control or Voluntary Termination for Good Reason within a Change of Control Period
     The payments to be made to a NEO upon a Change of Control or voluntary termination for Good Reason within a Change of Control Period are set forth immediately above under “Change of Control and Severance Plans.”

Payments Made Upon Termination
          Regardless of the manner in which a NEO’s employment terminates, he is entitled to receive amounts earned during his employment. These amounts include:
•	non-equity compensation earned during the fiscal year;

•	amounts contributed pursuant to our Deferred Compensation Plan;

•	unused vacation pay; and

•	amounts accrued and vested through our 401(k) Plan.
Payments Made Upon Retirement
     Except for our 401(k) Plan and Deferred Compensation Plan, we do not have any retirement plan or pension plan for any officers or other employees. An employee who retires during the calendar year is entitled to participate in our matching contributions for the 401(k) Plan. We will contribute to the 401(k) Plan a matching amount for the participants equal to $1.00 for every $2.00 contributed as a 401(k) contribution (other than a 401(k) catch-up contribution) by the participants in the 401(k) Plan for the calendar year, less any matching amounts previously contributed to the 401(k) Plan for such period, if any, to be credited to the 401(k) Plan participants’ accounts according to the terms of the 401(k) Plan, up to a total maximum matching contribution for an individual participant’s account that does not exceed the limit authorized by the Internal Revenue Code for such contribution.
Payments Made Upon Death or Disability
     In the event of the death or disability of a NEO, in addition to the benefits listed under the headings “Payments Made Upon Termination” above, the NEO will receive benefits under our disability plan or payments under our life insurance plan, as appropriate. An employee who dies or becomes disabled during the calendar year is entitled to participate in our matching contributions for the 401(k) Plan. We will contribute to the 401(k) Plan a matching amount for the participants equal to $1.00 for every $2.00 contributed as a 401(k) contribution (other than a 401(k) catch-up contribution) by the participants in the 401(k) Plan for the calendar year, less any matching amounts previously contributed to the 401(k) Plan for such period, if any, to be credited to the 401(k) Plan participants’ accounts according to the terms of the 401(k) Plan, up to a total maximum matching contribution for an individual participant’s account that does not exceed the limit authorized by the Internal Revenue Code for such contribution. There is also a life insurance policy in the face amount of $500,000 that provides payment to the estate of Mr. Gates in the event of his death.
EQUITY COMPENSATION PLAN INFORMATION
     The following table provides information regarding the shares of our common stock that may be issued under our existing equity compensation plans. As of March 17, 2011, there were 1,080,991 shares of restricted common stock outstanding.

Equity Compensation Plan Information as of March 17, 2011
Number of securities
	Number of			remaining available
	securities to be		Weighted-	for future issuance
	issued upon		average exercise	under equity
	exercise of		price of	compensation plans
	outstanding		outstanding	(excluding securities
	options, warrants		options, warrants	reflected in column
	and rights		and rights	(a))
Plan category	(a)		(b)	(c)
Equity compensation plans approved by security holders	463,944	(2)	$38.74	482,169
Equity compensation plans not approved by security holders (1)	—		—	—

Total	463,944		$38.74	482,169

(1)	No equity compensation plans have been adopted without approval by security holders.

(2)	Weighted average term of outstanding options is 3.8 years.

DIRECTOR COMPENSATION
General
     The following table discloses the cash, equity awards and other compensation earned, paid or awarded, to each of our directors during 2010. A description of the fees and other awards payable to our directors is set forth below under “Retainers, Fees and Equity Compensation.”

DIRECTOR SUMMARY COMPENSATION FOR THE YEAR ENDED DECEMBER 31, 2010
	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation	Total
Name (1)	($)	($) (2)	($) (3)	($)
Robert A. Bernhard	$68,750	$108,898	$10,000	$187,648

George R. Christmas	81,250	108,898	2,500	192,648

B.J. Duplantis	80,000	108,898	10,000	198,898

Peter D. Kinnear	68,750	108,898	10,000	187,648

John P. Laborde	76,000	108,898	—	184,898

Richard A. Pattarozzi	143,750	108,898	10,000	262,648

Donald E. Powell	68,750	108,898	7,500	185,148

Kay G. Priestly	87,500	108,898	—	196,398

(1)	David H. Welch is not included in this table as he is an officer and thus receives no compensation for his service as a director. The compensation received by Mr. Welch is shown in the Summary Compensation Table.

(2)	The values shown in this column reflect the aggregate grant date fair value of restricted stock awards granted in 2010, computed in accordance with FASB ASC Topic 718. The value ultimately received by the director may or may not be equal to the values reflected above. See Note 14 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 for a complete description of the valuation, including the assumptions used. On May 21, 2010, each of Messrs. Bernhard, Christmas, Duplantis, Kinnear, Laborde, Pattarozzi, Powell and Voelker and Ms. Priestly received a grant of 8,468 shares of restricted stock with forfeiture restrictions lapsing in one year or on the date of the annual meeting in 2011, which date is earlier. The number of shares for these grants was calculated by dividing $110,000 by the closing price of the Company’s stock on May 21, 2010. The number of shares of restricted stock held by our non-employee directors at December 31, 2010 was 9,001 shares for each of Messrs. Bernhard, Christmas, Duplantis, Kinnear, Laborde, Pattarozzi and Ms. Priestly, and 9,534 shares for Mr. Powell.

(3)	The values shown in this column consisted solely of matching charitable contributions of up $10,000 in the aggregate per calendar year per director to qualified charitable organizations. In 2010, the total matching contributions by our company for all directors was $50,000 (Aquia Episcopal Church, Blythedale Children’s Hospital, The Good Shepherd School, Holy Cross School, Jill’s House, Marine Corps Heritage Foundation, The National World War II Museum, The River Church, and Spindletop Charities, Inc.). Additionally, in 2010, the Company committed to pay $25,000 per year for three years to The National World War II Museum in New Orleans to honor the four Laborde brothers from Louisiana that fought in World War II, and John P. Laborde is the youngest of these four brothers.
Retainers, Fees and Equity Compensation
     Pursuant to our 2009 Amended and Restated Stock Incentive Plan, the Board determines in its discretion each year whether restricted shares or stock options are to be awarded to any of our directors who are not officers or employees of our company or any of its subsidiaries (“nonemployee directors”). Historically, awards of stock options or restricted shares to nonemployee directors have been granted effective as of the date of the annual meeting of stockholders each year. On May 21, 2010, the Board awarded each nonemployee director 8,468 restricted shares to fully vest in one year or on the date of the annual meeting in 2011, whichever date is earlier. The number of restricted shares was calculated by dividing $110,000 by the closing price of the Company’s common stock on May 21, 2010. Upon the occurrence of a

Corporate Change (as defined in the plan) or termination of the nonemployee director’s membership on the Board by reason of death or disability, each stock option will be exercisable in full and forfeiture restrictions on restricted shares will lapse.
     Each nonemployee director is also reimbursed for expenses incurred in attending meetings of the Board and committees thereof.
     Beginning January 1, 2009, each Nonemployee Director has been paid an annual retainer or stipend of $55,000, paid on a quarterly basis, in lieu of fees based on the number of meetings attended. Additionally, the following individuals receive an additional annual retainer, also paid on a quarterly basis: the Non-Executive Chairman of the Board receives $60,000, the Audit Committee Chairman receives $15,000, the Compensation Committee Chairman receives $10,000, the Nominating and Governance Committee Chairman receives $9,000, and the Reserves Committee Chairman receives $5,000. On October 21, 2010, the Board increased the retainer for the Reserves Committee Chairman from $5,000 to $9,000. The Board has also reserved the right, in its sole discretion, to provide additional compensation at a rate of not more than $1,500 per additional meeting to nonemployee directors who attend more than five meetings of the Board or more than five meetings of each committee on which he or she serves during a calendar year. The Board did not exercise this right in 2010.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures
     Pursuant to the Audit Committee Charter, the Audit Committee adopts policies and procedures governing the review, approval or ratification of transactions with related persons that are reportable under Item 404(a) of Regulation S-K, and reviews for approval or ratification all transactions with related persons reportable under Item 404(a) of Regulation S-K in accordance with such policies and procedures. In accordance with such policies and procedures, each officer and director of the Company must complete a directors and officers questionnaire each year that solicits information concerning transactions with related persons. Additionally, each quarter, the Nominating and Governance Committee asks each director whether any issues have arisen concerning independence, transactions with related persons or conflicts of interest. To the extent that a transaction or a possible transaction with a related person exists, the Audit Committee determines whether the transaction should be permitted and makes its recommendation to the Board for approval.
     The Nominating & Governance Committee Charter provides that the Nominating & Governance Committee periodically reviews all transactions (each, a “Related Person Transaction”) that would require disclosure under Item 404(a) of Regulation S-K and makes a recommendation to the Board regarding the initial authorization or ratification of any such transaction. In the event that the Board considers ratification of a Related Person Transaction and determines not to so ratify, management makes all reasonable efforts to cancel or annul such transaction. All authorized or ratified Related Person Transactions are disclosed in our applicable filings as required by the Securities Act of 1933 and the Exchange Act and related rules. In determining whether or not to recommend the initial approval or ratification of a Related Person Transaction, the Nominating & Governance Committee considers all of the relevant facts and circumstances available to the committee, including (if applicable) but not limited to: (1) whether there is an appropriate business justification for the transaction; (2) the benefits that accrue to the Company as a result of the transaction; (3) the terms available to unrelated third parties entering into similar transactions; (4) the impact of the transaction on a director’s independence (in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer); (5) the availability of other sources for comparable products or services; (6) whether it is a single transaction or a series of ongoing, related transactions; and (7) whether entering into the transaction would be consistent with the Company’s Code of Business Conduct and Ethics.
Related Party Transactions
     There are no Related Party Transactions to report.

AUDIT COMMITTEE REPORT
     The principal functions of the Audit Committee of the Board of Directors (the “Board”) of Stone Energy Corporation (“Stone”) are to (1) annually review and reassess the adequacy of its charter; (2) review the engagement of an independent registered public accounting firm, including the firm’s qualifications and independence; (3) review with management and the independent registered public accounting firm Stone’s annual and quarterly financial statements; (4) review with management Stone’s major financial risk exposures; (5) review changes to Stone’s significant auditing and accounting principles and practices; (6) consult with the independent registered public accounting firm regarding the firm’s internal quality-control procedures and the procedures for Stone’s financial reporting processes; (7) review the significant reports prepared by the internal auditor; and (8) assist the Board in monitoring compliance with legal and regulatory requirements.
     The Board has determined that each of the members of the Audit Committee satisfy the standards of independence established under the Securities and Exchange Commission’s (“SEC”) rules and regulations and listing standards of the New York Stock Exchange. The Board has further determined that each of the members of the Audit Committee is financially literate and is an “audit committee financial expert” as defined by the rules and regulations of the SEC.
     In connection with our consolidated financial statements for the year ended December 31, 2010, the Audit Committee has:
•	reviewed and discussed the audited consolidated financial statements contained in Stone’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 with management;

•	approved the appointment of Ernst & Young LLP to serve as Stone’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

•	discussed with Stone’s independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received the written disclosures and the letter from Ernst & Young LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with Ernst & Young LLP its independence from Stone and its management.
     Based on the review and discussions with Stone’s management and independent registered public accounting firm, as set forth above, the Audit Committee recommended to Stone’s Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.
Audit Committee,
Kay G. Priestly — Chairman
Robert A. Bernhard
Peter D. Kinnear
Donald E. Powell

ITEM 1:
ELECTION OF DIRECTORS
General
     Our directors are elected annually and serve one-year terms or until their death, resignation or removal. Each of our directors is standing for reelection except Robert A. Bernhard, who has chosen not to stand for reelection for personal reasons. A former director, David R. Voelker, resigned on February 10, 2011 for personal reasons. Our Bylaws allow for a maximum of 13 directors, but the Board has determined that eight is currently the optimal number of directors to serve on our Board.
     Based on recommendations from our Nominating and Governance Committee, the Board has nominated George R. Christmas, B. J. Duplantis, Peter D. Kinnear, John P. Laborde, Richard A. Pattarozzi, Donald E. Powell, Kay G. Priestly and David H. Welch for re-election as directors to serve until the 2012 Annual Meeting and until their successors have been elected and qualified, or until their earlier resignation or removal. Each nominee is currently a director, and all nominees were previously elected to the Board by the stockholders. Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected.
     Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the proxy holders will vote for the election of such other person(s) as may be nominated by the Board.
     The following table sets forth information, as of March 24, 2011, regarding the names, ages and principal occupations of the director nominees, other directorships in certain companies held by them and the length of continuous service as a director of the Company. Detailed biographical information about each director nominee is set forth below under “Director Biographies” below.

	Principal Occupation and	Director
Director Nominees	Current Directorships	Since	Age
George R. Christmas	Retired Lieutenant General, United States Marine Corps; President and Chief Executive Officer, Marine Corps Heritage Foundation, a private, non-profit organization that preserves and promotes the history and tradition of the United States Marine Corps	2003	71

B. J. Duplantis	Senior Partner of the law firm of Gordon, Arata, McCollam, Duplantis & Eagan	1993	71

Peter D. Kinnear	Chairman of the Board and Chief Executive Officer of FMC Technologies, Inc., a leading global provider of technology solutions for the energy industry; Director, Tronox Incorporated	2008	64

John P. Laborde	Retired Chairman Emeritus, Tidewater Inc., an oil and gas marine offshore owner and operator of vessels; Chairman, Laborde Marine Lifts, Inc., Laborde Products, Inc., Lab-More Properties, LLC, Lab-Rex LLC, and LIS Energy Services, Inc., which are privately held energy service companies.	1993	87

Richard A. Pattarozzi (Non-Executive Chairman of the Board)	Former Vice President of Shell Oil Company, a major energy company; Director, Tidewater Inc., Global Industries, Ltd., and FMC Technologies Inc..	2000	67

Donald E. Powell	Director, Bank of America Corporation and QR Energy LP; Former Federal Coordinator of Gulf Coast Rebuilding; former Chairman of the Federal Deposit Insurance Corporation; former President and CEO of the First National Bank of Amarillo, Texas.	2008	69

Kay G. Priestly	Chief Financial Officer, Rio Tinto Copper (a division of the Rio Tinto Group — Rio Tinto plc and Rio Tinto Limited), a global company whose business is finding, mining and processing mineral resources; director of Ivanhoe Mines Ltd.	2006	55

David H. Welch	President and Chief Executive Officer of the Company; Director, IberiaBank Corporation	2004	62
     Each of the nominees has been engaged in the principal occupation set forth opposite his or her name for at least the past five years except as may be described below. Each of the nominees, other than Mr. Welch, is currently an independent non-management director. Each of our independent non-management directors serves as a member of our Nominating and Governance Committee and also meets at least quarterly in executive session as the group of non-management directors.
     Our Board believes that each of our directors is highly qualified to serve as a member of our Board. Each of our directors has contributed to the mix of skills, core competencies and qualifications of our Board. Ms. Priestly and Messrs. Bernhard, Kinnear and Powell, are particularly valued for their financial and business acumen. Messrs. Duplantis and Laborde bring an appreciation of legal matters to the Board as a result of their legal education and experience. Messrs. Pattarozzi and Welch, as engineers and former heads of substantial business units of major oil companies, contribute an in-depth understanding of operational issues confronting our business. Messrs. Christmas, Kinnear, Laborde, Pattarozzi and Welch offer the judgment and perspective of former chief executive officers, presidents and leaders of major enterprises. Each director also contributes intangible qualities such as critical thinking, industry knowledge, and historical knowledge of our business. Messrs. Bernhard, Duplantis and Laborde have served on the Board since we first became a public company in 1993.
     Described below in Director Biographies are the principal occupations and positions and directorships for at least the past five years of our directors and director nominees, as well as certain additional information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that each of our directors should serve on the Board.
THE BOARD RECOMMENDS STOCKHOLDERS VOTE “FOR”
EACH OF THE DIRECTOR NOMINEES IDENTIFIED ABOVE.
Director Biographies
     Robert A. Bernhard was elected as a director in 1993. Mr. Bernhard is not standing for reelection. Mr. Bernhard began his business career with Lehman Brothers in 1953 and was a general partner of that firm from 1962 to 1972. He subsequently was a partner with Abraham & Co. and later Salomon & Co. He created Bernhard Associates in 1982, which firm merged with Orson Munn & Company in 1990 to become Munn, Bernhard & Associates, an investment management company, later named M.B. Associates. On January 1, 1997, Mr. Bernhard became a limited partner of McFarland Dewey & Co., LLC, an investment banking company, where he currently maintains an office. Mr. Bernhard is a trustee of the Robert Lehman Foundation and of numerous community-oriented activities, including but not limited to The Cooper Union for the Advancement of Science and Art, Montefiore Medical Center and Lincoln Center Institute. Mr. Bernhard graduated from Williams College in 1951 and from the Harvard Business School in 1953. The Board selected Mr. Bernhard to serve as a director because it believes he possesses valuable financial expertise, including extensive experience with capital market transactions and investments, and the Board has determined that Mr. Bernhard is an “audit committee financial expert,” as such term is defined by the United States Securities and Exchange Commission (the “SEC”), and has the requisite skills to be a member of the Audit Committee.
     George R. Christmas was elected as a director in 2003. He is the President and Chief Executive Officer of the Marine Corps Heritage Foundation, which directly supports the historical programs of the Marine Corps, preserves the history, traditions and culture of the Marine Corps, and educates Americans in its virtues. Lt. Gen. Christmas graduated from University of Pennsylvania in 1962 and from Shippensburg University in 1982 with an MBA degree. He served in the U. S. Marine Corps from 1962 to 1996, originally commissioned as a second lieutenant and rising to Brigadier General in 1988, Major General in 1991, and lieutenant general in 1993 as Commanding General, I Marine Expeditionary Force, Camp Pendleton, California. Lt. General Christmas’s personal decorations and medals include the Navy Cross, Defense Distinguished Service Medal, Navy Distinguished Service Medal, Defense Superior Service Medal, Purple Heart, Meritorious Service Medal and three gold stars in lieu of consecutive awards, the Army Commendation Medal, and the Vietnamese Cross of Gallantry with palm. He has previously served as a consultant or advisor to various entities, including Wexford Group International, Northrup Gruman Space & Mission Systems Corporation, Marine Corps Heritage Foundation, RAND Corporation, and HARRIS Corporation. The Board selected Lt. Gen. Christmas to serve as a director because of his leadership ability and his many years of experience in U. S. national security, enabling him to assist the Board in assessing geo-political risk, which brings a unique and valuable experience to the Board. The Board has determined that Mr. Christmas has the requisite integrity, skills and leadership abilities to be Chairman of the Compensation Committee.
     B. J. Duplantis was elected as a director in 1993. He graduated from Louisiana State University in 1961 with a degree in petroleum chemical engineering. Mr. Duplantis joined Shell Oil Company in 1961, where he served in various engineering and management capacities over 10 years in Louisiana, Texas, California and New York. He also graduated from Loyola University with a Juris Doctor degree in 1966 and served in Shell Oil Company’s legal department from 1971 to 1978 and in The Superior Oil Company’s legal department from 1979 to 1982. Mr. Duplantis has been a senior partner with the law firm of Gordon, Arata, McCollam, Duplantis & Eagan since 1982. The Board selected Mr. Duplantis to serve as a director because of his expansive knowledge of the oil and gas industry coupled with his legal skills. The Board has determined that Mr. Duplantis has the requisite skills and leadership abilities to be Chairman of the Nominating and Governance Committee and a member of the Compensation and the Reserves Committees.
     Peter D. Kinnear was elected as a director in 2008. Mr. Kinnear is currently the Chairman of the Board and Chief Executive Officer of FMC Technologies, Inc., a leading provider of technology services to the energy industry. Mr. Kinnear has served in a variety of roles, including President, with FMC Technologies and FMC Corporation since 1971. He is also a director of Tronox Incorporated and serves as a director or trustee of various non-public entities, including The Petroleum Equipment Suppliers Association, the National Association of Manufacturers, the American Petroleum

Institute, and Spindletop International. Mr. Kinnear has a degree from Vanderbilt University in chemical engineering and an MBA from University of Chicago. The Board selected Mr. Kinnear to serve as a director because of his knowledge of the oil and gas industry, financial acumen, experience as a chief executive officer, and relationships with chief executives and other senior management at oil and gas companies and oilfield service companies throughout the world, all of which brings a unique and valuable experience to the Board. The Board has determined that Mr. Kinnear is an “audit committee financial expert,” as such term is defined by the SEC, and has the requisite skills to be a member of the Audit and Compensation committees.
     John P. Laborde was elected as a director in 1993. He served in the United States Army in the Pacific in World War II, where he attained the rank of captain and was on the adjutant general’s staff of General of the Army Douglas MacArthur. Mr. Laborde received both his undergraduate and Juris Doctor degrees from Louisiana State University. He was Co-Founder and Retired Chairman, President and CEO, Tidewater, Inc., the largest worldwide oil and gas marine offshore owner and operator of vessels; Founder and Chairman, Laborde Marine Lifts, Inc., Laborde Products, Inc., Lab-More Properties, L.L.C., Lab-Rex, LLC, and former owner and founder of LIS Energy Services, Inc., which are privately held energy service companies; former Chairman and Director of Stewart Enterprises, Inc. and VT Halter Marine, Inc., and past director of numerous public corporations over his 56-year career, including BellSouth Corporation, South Central Bell Telephone Company, Hibernia National Bank, Hibernia Holding, MidCon Corporation, United Gas Pipeline Company, United Energy Resources, American Bankers Insurance Group, American Bureau of Shipping Group, LaSalle Energy Corporation, Stewart Enterprises, VT Halter Marine, Inc., and Stolt Comex Seaway S.A.. He also formed Tidewater Compression Service, the largest owner and operator of gas compression services in the United States. He has also served on many professional, civic and religious boards, trusts and advisory groups, including having served as Chairman of the Louisiana Recovery Authority Support Foundation, the Lower Mississippi Waterway Safety Advisory Committee, the Louisiana Governor’s Energy Committee, and the Bicentennial Endowment Campaign for the Archdiocese of New Orleans. He has also received many honors, including induction as a pioneer into the Offshore Energy Center’s Hall of Fame, Maritime Man of the Year, Distinguished Alumnus, Louisiana State University Alumni Federation, Junior Achievement Lifetime Achievement Award, and Louisiana Legend from Louisiana Public Broadcasting. Mr. Laborde was selected to serve as a director because of his knowledge of the oil and gas industry, experience as a chief executive officer, and relationships with chief executives and other senior management at oil and gas companies and oilfield service companies in Louisiana and the industry, which brings a unique and valuable experience to the Board. The Board has determined that Mr. Laborde has the requisite skills and leadership abilities to serve as Chairman of the Reserves Committee and as a member of the Compensation Committee. During the previous five years, Mr. Laborde has served as a director and Chairman of Stewart Enterprises, Inc. and VT Halter Marine, Inc.
     Richard A. Pattarozzi was elected as a director in 2000. He graduated from University of Illinois with a civil engineering degree and worked for Shell Oil Company for over 33 years, from 1966 to 2000 in the United States, both onshore and in the Gulf of Mexico. During the last 10 years of his career with Shell, Mr. Pattarozzi was the chief executive officer for business units focused on the Outer Continental Shelf of the Gulf of Mexico and also in the deepwater. Mr. Pattarozzi currently serves as a director of Tidewater, Inc., Global Industries, Ltd., and FMC Technologies, Inc., and he has served as a director of Transocean Inc. and Superior Energy Services Inc. during the previous five years. Mr. Pattarozzi also serves as secretary of the board of trustees of the National World War II Museum, Inc., is past Chairman of the Offshore Energy Center and trustee of the United Way in New Orleans. Mr. Pattarozzi was selected to serve as a director because of his knowledge of the oil and gas industry, experience in senior management at a major oil and natural gas company, and relationships with chief executives and other senior management at oil and gas companies and oilfield service companies in Louisiana, which brings a unique and valuable experience to the Board. Mr. Pattarozzi is the Non-Executive Chairman of the Board, and he also serves as a member of the Reserves Committee and presides over meetings of the non-management directors.
     Donald E. Powell was elected as a director in 2008. Mr. Powell has a degree in economics and post-graduate work in accounting. He is a director with Bank of America Corporation, where he serves on both the audit and compensation committees, and he is also a director with QR Energy LP, where he serves on the audit committee. Mr. Powell served as the Federal Coordinator of Gulf Coast Rebuilding from November 2005 until March 2008. Mr. Powell was the 18th Chairman of the Federal Deposit Insurance Corporation, where he served from August 2001 until November 2005. Mr. Powell previously served as President and Chief Executive Officer of the First National Bank of Amarillo, where he started his banking career in 1971. Mr. Powell was selected to serve as a director because of his vast financial experience, which brings a unique and valuable experience to the Board. The Board has determined that Mr. Powell is an “audit committee financial expert,” as such term is defined by the SEC, and has the requisite skills to be a member of the Audit Committee.
     Kay G. Priestly was elected as a director in 2006. Ms. Priestly is currently the Chief Financial Officer of Rio Tinto Copper (a division of the Rio Tinto Group — Rio Tinto plc and Rio Tinto Limited). Rio Tinto’s business is finding, mining and processing mineral resources. Ms. Priestly is a director of Ivanhoe Mines Ltd., and she previously served as a director of Palabora Mining Company Limited. From 2006 to 2008, she was Vice President, Finance, and Chief Financial Officer of Rio Tinto’s Kennecott Utah Copper operations. Ms. Priestly served as Vice President, Risk Management, and General Auditor, for Entergy Corporation, an integrated energy company engaged primarily in electric power production and retail distribution operations, from 2004 to 2006. Ms. Priestly is the former Executive Vice President and Chief Operating Officer of American Nursing Services, Inc., which provides nursing services, where she served from 2002 through 2003. Ms. Priestly previously spent over 24 years with global professional services firm Arthur Andersen, where she provided tax and consulting services to global companies in the energy and mining sectors. While at Andersen, she was a member of the global energy team, served as managing partner of the New Orleans office from 1997 to 2000, and was a member of Andersen’s global executive team from 2001 to 2002. Ms. Priestly was selected to serve as a director because of her knowledge of generally accepted accounting principles, her knowledge of international financial reporting standards, and her vast experience in financial and accounting matters, which brings a unique and valuable experience to the Board. The Board has determined that Ms. Priestly is an “audit committee financial expert,” as such term is defined by the SEC, and has the requisite skills and leadership abilities to be Chairman of the Audit Committee and a member of the Reserves Committee.
     David H. Welch was elected as a director in 2004. He is the President and Chief Executive Officer of the Company since April 2004, and he also serves as a director of Iberia Bank. Mr. Welch has an engineering degree from Louisiana State University and a doctoral degree in economics from Tulane University. He has completed the Harvard Business School advanced management program and executive development programs at Stanford Business School and at Cambridge University. Prior to joining the Company in 2004, he worked for BP Amoco or its predecessors for 26 years, where his final role was Senior Vice President, BP America Inc. Mr. Welch was recently Chairman of the Greater Lafayette Chamber of Commerce and is a trustee of the United Way in Acadiana. Mr. Welch was selected to serve as a director because of his knowledge of the oil and gas industry, experience as senior management with a major oil and natural gas company, and relationships with chief executives and other senior management at oil and gas companies and oilfield service companies in Louisiana, which brings a unique and valuable experience to the Board. Mr. Welch is the only member of management on the Board.

ITEM 2:
RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM, ERNST & YOUNG LLP, FOR FISCAL 2011
     Pursuant to the recommendation of the Audit Committee, the Board appointed Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2011. The Board recommends that stockholders vote for the ratification of this appointment. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board believes that the change would be in the best interests of the Company and its stockholders. If the stockholders vote against ratification, the Board will reconsider its selection.
     Ernst & Young LLP has served as our independent registered public accounting firm and audited our consolidated financial statements beginning with the fiscal year ended December 31, 2002. The engagement of Ernst & Young LLP has been recommended by the Audit Committee and approved by the Board annually.
     We are advised that no member of Ernst & Young LLP has any direct or material indirect financial interest in the Company or, during the past three years, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.
     Set forth below are the aggregate fees billed by Ernst & Young LLP, the independent registered public accounting firm, for each of the last two fiscal years:

	2010	2009
Audit Fees(1)	$595,420	$607,590
Audit-Related Fees	—	—
Tax Fees(2)	58,250	68,100
All Other Fees	—	—

Total	$653,670	$675,690

(1)	Audit Fees represent the aggregate fees billed for professional services provided in connection with the audit of the Company’s financial statements, attestation work in connection with our Sarbanes-Oxley Section 404 internal control compliance, review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Tax Fees represent the aggregate fees billed for professional services provided in connection with tax return preparation and tax consulting.
     Our Audit Committee does not believe that these services have impacted Ernst & Young LLP’s independence. The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm (subject, if applicable, to stockholder ratification), and approves all audit engagement fees and terms and all significant non-audit engagements with the independent registered public accounting firm. The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. At the beginning of the fiscal year, the Audit Committee pre-approves the engagement of the independent registered public accounting firm to provide audit services based on fee estimates. The Audit Committee also pre-approves proposed audit-related services, tax services and other permissible services, based on specified project and service details, fee estimates, and aggregate fee limits for each service category. The Audit Committee pre-approved all services provided by the independent registered public accounting firm in 2010. The Audit Committee receives a report at each meeting on the status of services provided or to be provided by the independent registered public accounting firm and the related fees.
     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the votes of the shares of common stock cast on this Item at the Annual Meeting. In the event the appointment is not ratified, the Board will consider the appointment of a different independent registered public accounting firm.
     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ITEM 2 TO
RATIFY THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,
ERNST & YOUNG LLP, FOR FISCAL 2011

ITEM 3:
APPROVAL OF THE FIRST AMENDMENT TO THE COMPANY’S
2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN
General
     At the Annual Meeting, the stockholders will be asked to approve the adoption of the First Amendment (the “First Amendment”) to the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan (the “2009 Plan”). The Company’s stockholders approved the 2009 Plan at The Annual Meeting that was held on May 28, 2009. The purpose of the First Amendment is to increase the number of shares of common stock that the Company may issue under the 2009 Plan, and the number of shares of common stock that may be issued under the 2009 Plan through incentive stock options (as described below), by 2,800,000 shares.
     The Board of Directors unanimously acted to amend the 2009 Plan to effect the increases described above on February 17, 2011, subject to stockholder approval at the Annual Meeting. If the First Amendment is approved at the Annual Meeting, then it will become effective on the date of the meeting. If the First Amendment is not approved by the stockholders at the Annual Meeting, then the 2009 Plan will continue in effect in its present form. If the First Amendment is approved, the Company intends to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the additional shares available for issuance under the 2009 Plan.
     The 2009 Plan is designed to promote the interests of the Company and its stockholders by providing a means whereby certain employees of the Company and its affiliates and the Nonemployee Directors of the Company may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company. Accordingly, the 2009 Plan provides for granting (a) “incentive” stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) stock options that do not constitute incentive stock options (“non-statutory” stock options), and (c) restricted stock.
     The following is a summary of the material features of the 2009 Plan, as amended to reflect the proposed First Amendment. The summary does not purport to be a complete description of all provisions of the 2009 Plan and is qualified in its entirety by reference to the complete text of the 2009 Plan, which is incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2009 Annual Meeting of Stockholders (which Definitive Proxy Statement was filed on April 8, 2009). The proposed First Amendment is attached to this Proxy Statement as Appendix “A.”
Number of Shares Subject to the 2009 Plan
     The First Amendment would increase the number of shares of common stock available for awards under the 2009 Plan, and the number of shares of common stock that may be issued under the 2009 Plan through incentive stock options, from the number authorized under the 2009 Plan by 2,800,000 shares. Accordingly, the aggregate maximum number of shares authorized to be issued under the 2009 Plan, and the aggregate maximum number of shares authorized to be issued under the 2009 Plan through incentive stock options, is 8,525,000 shares of common stock (which number includes the number of shares of common stock previously issued pursuant to an award (or made subject to an award that has not expired or terminated) granted under the 2009 Plan, the Stone Energy Corporation 2004 Amended and Restated Stock Incentive Plan (the “2004 Plan”), the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan, the Stone Energy Corporation 2000 Amended and Restated Stock Option Plan, or the Stone Energy Corporation 1993 Nonemployee Directors’ Stock Option Plan, but which number does not include the number of shares of common stock granted as automatic bonus stock awards under the 2004 Plan). The maximum number of shares of common stock that may be the subject of awards granted under the 2009 Plan to any one individual during the period beginning on May 28, 2009 and ending on the last day of the term of the 2009 Plan may not exceed 750,000 shares. (See “-Term of the 2009 Plan” for information about the term.) In the case of each limitation described in this paragraph, the number of shares may be adjusted upon reorganization, stock split, recapitalization, or other change in the Company’s capital structure. As of March 17, 2011, (a) 5,242,831 shares have been issued under the 2009 Plan (excluding automatic bonus stock awards), 1,080,991 of which are shares of restricted stock that are subject to risk of forfeiture as of that date, and (b) 463,944 shares are subject to stock options granted under the 2009 Plan that are outstanding as of that date, with a weighted average exercise price of $38.74 per share and a weighted average term of 3.8 years. As of March 17, 2011, 482,169 shares of common stock remain available for future issuance under the 2009 Plan.
Administration
     The 2009 Plan is administered by an Administrator, which means (a) in the context of awards granted to, or the administration (or interpretation of any provision) of the 2009 Plan as it relates to, any person (other than a Nonemployee Director) who is subject to Section 16 of the Exchange Act, the Committee (as defined below), (b) in the context of awards granted to, or the administration (or interpretation of any provision) of the 2009 Plan as it relates to, any Nonemployee Director, the Board , or (c) in the context of awards granted to, or the administration (or interpretation of any provision) of the 2009 Plan as it relates to, any person who is not subject to Section 16 of the Exchange Act, the Chief Executive Officer of the Company (or, if the Chief Executive Officer is not a member of the Board of Directors, the Committee), unless the 2009 Plan specifies that the Committee will take specific action (in which case such action may only be taken by the Committee) or the Committee specifies that it will serve as Administrator. The Board of Directors may from time to time, in its sole discretion, put any restrictions or limitations on the powers that may be exercised under the 2009 Plan by the Chief Executive Officer of the Company in his capacity as Administrator as described in the preceding sentence. The term “Committee” means a committee of, and appointed by, the Board of Directors that will be comprised solely of two or more directors who are both (i) outside directors (within the meaning of Section 162(m) of the Code), and (ii) Nonemployee Directors (within the meaning of Rule 16b-3 under the Exchange Act). The Compensation Committee of the Board of Directors currently serves as “the Committee” for purposes of this Item 3.
     The Administrator has full authority, subject to the terms of the 2009 Plan, to interpret the 2009 Plan and to establish rules and regulations for the proper administration of the 2009 Plan. All decisions made by the Administrator in construing the provisions of the 2009 Plan are final; provided, however, that in the event of a conflict in any such decision as between the Committee and the Chief Executive Officer of the Company, each acting in capacity as Administrator of the 2009 Plan, the determination by the Committee will be conclusive.
Eligibility
     All of the employees of the Company and its affiliates (including an employee who may also be an officer or director of any such company) and all Nonemployee Directors of the Company are eligible to participate in the 2009 Plan. The selection of employees and Nonemployee Directors, from among those eligible, who will receive stock options and restricted stock is within the discretion of the Administrator. As of March 24, 2011, approximately 317 employees and eight Nonemployee Directors were eligible to participate in the 2009 Plan.
Term of the 2009 Plan
     The 2009 Plan became effective as of May 28, 2009. No further awards may be granted under the 2009 Plan after March 23, 2019, and the 2009 Plan will terminate thereafter once all options have been exercised or expired and all restricted stock has vested or been forfeited. The Board of Directors may, however, terminate the 2009 Plan at any time without prejudice to the holders of any then outstanding awards.
Stock Options
     The 2009 Plan provides for the grant of stock options that allow a participant to purchase a share of the Company’s common stock. The closing price of the Company’s common stock on the New York Stock Exchange on March 24, 2011 was $30.25.
     Term of Option. The term of each option will be as specified by the Administrator at the date of grant (but not more than 10 years). The effect of an optionee’s termination of employment or membership on the Board of Directors by reason of death, retirement, disability or otherwise will be specified in the option contract that evidences each option grant.
     Option Price. The option price will be determined by the Administrator and will be no less than the fair market value of the shares on the date that the option is granted. Except for adjustments for certain changes in the common stock, the Administrator may not, without the approval of the stockholders of the Company, amend any outstanding option contract that evidences an option grant to reduce the option price or cancel any outstanding options in exchange for cash, other awards or options with an option price that is less than the option price of the original options.
     Special Rules for Certain Stockholders. If an incentive stock option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.
     Size of Grant. The number of shares for which an option is granted to an employee or a Nonemployee Director will be determined by the Administrator.
     Status of Options. The status of each option granted to an employee as either an incentive stock option or a non-statutory stock option will be designated by the Administrator at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be non-statutory stock options. All options granted to Nonemployee Directors will be non-statutory stock options.

     Payment. The option price upon exercise may, at the discretion of the Administrator, be paid by an optionee in cash, other shares of common stock owned by the optionee, or by a combination of cash and common stock. Additionally, stock appreciation rights may be granted to eligible individuals in conjunction with incentive stock options or non-statutory stock options. Stock appreciation rights give the holder, among other things, the right to a payment in cash, common stock, or a combination thereof, in an amount equal to the difference between the fair market value of the common stock at the date of exercise and the option exercise price. The 2009 Plan also allows the Administrator, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an option through a brokerage firm.
     Option Contract. All options will be evidenced by a written contract containing provisions consistent with the 2009 Plan and such other provisions as the Administrator deems appropriate.
Restricted Stock
     Restricted Stock Awards. Eligible employees and Nonemployee Directors may be granted restricted stock at the discretion of the Administrator.
     Transfer Restrictions and Forfeiture Obligations. Pursuant to a restricted stock award, shares of common stock will be issued or delivered to the employee or director at the time the award is made without any payment to the Company (other than for any payment amount determined by the Administrator in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to the Company as may be determined in the discretion of the Administrator. The Administrator may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on:
i.	the attainment of one or more performance measures established by the Administrator that are based on (1) the price of a share of common stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Administrator, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Administrator, (7) the net income (before or after taxes) of the Company, (8) the net income (before or after taxes) of any business unit of the Company designated by the Administrator, (9) the cash flow or return on investment of the Company, (10) the cash flow or return on investment of any business unit of the Company designated by the Administrator, (11) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company, (12) the earnings before or after interest, taxes, depreciation, and/or amortization of any business unit of the Company designated by the Administrator, (13) the economic value added, (14) the return on capital, assets or stockholders’ equity achieved by the Company, or (15) the total stockholders’ return achieved by the Company;

ii.	the holder’s continued employment or service as a director with the Company and its affiliates for a specified period;

iii.	the occurrence of any event or the satisfaction of any other condition specified by the Administrator in its sole discretion; or

iv.	a combination of any of these factors.
     The performance measures may be made subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any affiliate, division or department thereof.
     Accelerated Vesting. The Administrator may, in its discretion, fully vest any outstanding restricted stock award as of a date determined by the Administrator, but, except in connection with a Corporate Change (as defined below), the Administrator may not take any action to vest a restricted stock award that has been granted to a covered employee (within the meaning of Section 162(m) of the Code) if such award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code.
     Other Terms and Conditions. Upon the issuance of shares of common stock pursuant to a restricted stock award, except for the restrictions described above and unless otherwise provided, the recipient of the award will have all the rights of a stockholder of the Company with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. At the time of such award, the Administrator may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to restricted stock awards, including but not limited to rules pertaining to the effect of the termination of employment or service as a director of a recipient of restricted stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

Corporate Change and Other Adjustments
     The 2009 Plan provides that, upon a Corporate Change (as hereinafter defined), the Committee may accelerate the vesting of options, cancel options and cause the Company to make payments in respect thereof in cash, or adjust the outstanding options as appropriate to reflect such Corporate Change (including, without limitation, adjusting an option to provide that the number and class of shares of common stock covered by such option will be adjusted so that the option will thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Committee). The 2009 Plan provides that a Corporate Change occurs (a) if the Company is dissolved and liquidated, (b) if the Company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity), (c) if the Company sells, leases or exchanges all or substantially all of its assets, (d) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the Company’s voting stock, or (e) if after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the Board of Directors.
     In the event of changes in the outstanding common stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of common stock occurring after an award is granted, the following will be appropriately adjusted by the Committee:
i.	the maximum number of shares that may be issued under the 2009 Plan;

ii.	the maximum number of shares that may be issued under the 2009 Plan through incentive stock options;

iii.	the maximum number of shares that may be issued to any one individual;

iv.	any restrictions or limitations on the awards that may be granted by the Company’s Chief Executive Officer; and

v.	the number and price of shares of common stock or other consideration subject to an award.
Amendments
     The Board of Directors may from time to time amend the 2009 Plan; however, no amendment may be adopted without the prior approval of the stockholders of the Company if the amendment (a) materially increases the benefits accruing to Nonemployee Directors participating under the 2009 Plan, (b) increases the number of shares of common stock that may be issued under the 2009 Plan or increases the number of shares of common stock that may be issued under the 2009 Plan through incentive stock options, (c) modifies the class of eligible participants, or (d) amends or deletes the provision of the 2009 Plan that prevents the Administrator from amending any outstanding option contract to reduce the option price or cancel any outstanding options in exchange for cash, other awards or options having a lower option price.
Transferability
     An award (other than an incentive stock option) is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or with the consent of the Administrator. An incentive stock option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or his or her guardian or legal representative.
United States Federal Income Tax Aspects of the 2009 Plan
     Non-Statutory Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option such as those under the 2009 Plan (whether or not including a stock appreciation right) and the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a non-statutory stock option or a stock appreciation right, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee assuming any federal income tax reporting requirements are satisfied.
     Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option or a stock appreciation right, any appreciation after the date of exercise should qualify as capital gain. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company’s tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a non-statutory stock option or stock appreciation right.
     Incentive Stock Options. The incentive stock options under the 2009 Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price must be included in the optionee’s alternative minimum taxable income. However, if the optionee exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.
     Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.
     Restricted Stock. The recipient of a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of common stock at such time, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, deductible as such by the Company. Notwithstanding the foregoing, the holder of a restricted stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the restricted stock award based on the fair market value of the shares of common stock on the date of the award, in which case (a) subject to Section 162(m) of the Code, the Company will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. The Section 83(b) election must be made not later than 30 days after the grant of the restricted stock award and is irrevocable.
     Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million paid in a taxable year to its principal executive officer or any of its three other highest-paid officers (other than its principal financial officer). However, compensation that qualifies under Section 162(m) of the Code as “performance based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, the Company’s ability to deduct compensation income generated in connection with the exercise of stock options and stock appreciation rights granted by the Committee under the 2009 Plan should not be limited by Section 162(m) of the Code. The 2009 Plan has been designed to provide flexibility with respect to whether restricted stock awards granted by the Committee will qualify as performance based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. Assuming no election is made under Section 83(b) of the Code, if the lapse of the forfeiture restrictions relating to a restricted stock award granted by the Committee is based solely upon the satisfaction of one of the performance criteria set forth in the 2009 Plan, then the Company believes that the compensation expense deduction relating to such an award should not be limited by Section 162(m) of the Code if the restricted stock becomes vested. However, compensation expense deductions relating to restricted stock awards granted by the Committee will be subject to the Section 162(m) deduction limitation if the restricted stock becomes vested based upon any other criteria set forth in such award (such as the occurrence of a Corporate Change or vesting based upon continued service with the Company). Compensation income generated in connection with all awards granted under the 2009 Plan by the Board of Directors or the Company’s Chief Executive Officer will not qualify as performance-based compensation and, accordingly, the Company’s deduction for such compensation may be limited by Section 162(m) of the Code.
     The 2009 Plan is not qualified under Section 401(a) of the Code.
     The comments set forth in the above paragraphs are only a summary of certain of the United States federal income tax consequences relating to the 2009 Plan. No consideration has been given to the effects of state, local, or other tax laws on the 2009 Plan or on award recipients.
Inapplicability of ERISA
     Based upon current law and published interpretations, the Company does not believe the 2009 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974.
Grants to Certain Persons
     The awards, if any, that will be made to eligible participants under the 2009 Plan are subject to the discretion of the Administrator, and thus the Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to its executive officers, employees and directors under the 2009 Plan, as proposed to be amended. Therefore, the New Benefits Table is not provided.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ITEM 3
TO APPROVE THE FIRST AMENDMENT TO THE COMPANY’S 2009 AMENDED AND RESTATED
STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES
AVAILABLE FOR ISSUANCE UNDER THE PLAN, AS DESCRIBED ABOVE.

ITEM 4:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
     Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which added new Section 14A to the Exchange Act, the Company is providing its stockholders with an advisory (nonbinding) vote on the compensation paid to our Named Executive Officers (sometimes referred to as the “say-on-pay” proposal) as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables, and narrative discussion set forth in this Proxy Statement. Accordingly, you may vote on the following resolution at our Annual Meeting:
“Resolved, that the compensation paid to Stone Energy Corporation’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”
     This vote is nonbinding. The Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
     As described above in detail under the “Compensation Discussion and Analysis” section of this proxy statement, our compensation programs are designed to attract and retain talented executives and also to motivate our executives to achieve our designated goals and thereby create a successful company. We ask that you please read this discussion and analysis of our compensation programs. This advisory, nonbinding say-on-pay vote does not cover director compensation, which is also disclosed in the accompanying compensation tables.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
ADVISORY VOTE ON EXECUTIVE COMPENSATION.

ITEM 5:
ADVISORY VOTE ON THE FREQUENCY OF
FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES
          In addition to providing our stockholders with the opportunity to cast an advisory vote on executive compensation, in accordance with Section 951 of the Dodd-Frank Act, the Company is also providing our stockholders with a nonbinding advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years, which vote on frequency is required to be provided to stockholders not less frequently than once every six years.
          Pursuant to new Exchange Act Rule 14a-21(b), stockholders must now be presented with the following four choices when casting a vote on the frequency of future say-on-pay votes:
1.	To take a periodic say-on-pay vote annually,

2.	To take a periodic say-on-pay vote once every two calendar years,

3.	To take a periodic say-on-pay vote once every three calendar years, or

4.	To abstain from voting on the frequency of the say-on-pay vote.
          After careful consideration, the Board recommends that future advisory votes on executive compensation occur every two years (biennially). We will be able to vote uninstructed shares because we are including a recommendation for the frequency vote in this proxy statement and permit abstentions on the proxy card. Any uninstructed shares will be voted in accordance with the Board’s recommendation for the option of every “two years” as the preferred frequency of future executive compensation votes. Brokers, however, will not be able to vote uninstructed shares because broker discretionary voting of uninstructed shares is not permitted for either a periodic say-on-pay vote or a frequency vote.
          We believe that a biennial advisory vote on executive compensation reflects the appropriate time frame to enable the Compensation Committee and the Board to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with stockholders to the extent needed, to develop and implement any adjustments to our executive compensation programs that may be appropriate, and for stockholders to evaluate any adjustments to our executive compensation programs. Because the advisory vote on executive compensation occurs after we have implemented our executive compensation programs for the current year, and because the different elements of compensation are designed to operate in an integrated manner and to complement one another, it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders. A biennial vote is also more consistent with the long-term performance focus of our executive compensation programs as it allows stockholders to evaluate our executive compensation programs over a more appropriate horizon in a cyclical business.
          The Board of Directors is aware of that there can be legitimate differences of opinion on this matter, and no opinion is inherently right or wrong. Our executive compensation programs have not changed materially from year-to-year and are designed to enhance long-term performance, and, therefore, we are concerned that an annual advisory vote on executive compensation could lead to a short-term perspective inappropriately bearing on our executive compensation programs. We view the advisory vote on executive compensation as an additional, but not exclusive, means for our stockholders to communicate with us regarding their views on the Company’s executive compensation programs, and because we believe that it is arguable that one year is too short a period and three years is too long a period between votes, we recommend having such a vote every two years.
          Although we currently believe that holding an advisory vote on executive compensation every two years will reflect the right balance of considerations in the normal course of business, we will periodically reassess our view and can provide for an advisory vote on executive compensation on a more frequent or less frequent basis if changes in our overall compensation program or other circumstances suggest that a more frequent or less frequent vote would be appropriate.
          Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.
          Although this advisory vote on the frequency of the say-on-pay vote is advisory and nonbinding, the Board and the Compensation Committee will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation, particularly if there is a strong preference by a majority of the stockholders for one frequency over the others.

          The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining). Thus, this vote is not a vote for or against a proposal, and stockholders are not voting to approve or disapprove the Board’s recommendation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
THE OPTION OF EVERY “TWO YEARS” AS THE PREFERRED FREQUENCY FOR
FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES.

OTHER MATTERS FOR 2011 ANNUAL MEETING
     The Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the proxy holders.
STOCKHOLDER COMMUNICATIONS WITH DIRECTORS
     If any stockholder or third party has a complaint or concern regarding accounting, internal accounting controls or auditing matters at the Company, they should send their complaint in writing to Ms. Priestly, the Chairman of the Audit Committee at our principal executive offices, which are located at the address listed below. If any stockholder or third party has a concern about the Company or otherwise wishes to communicate with the Board, they should send their communication in writing to the Chairman at our principal executive offices. If any stockholder or any other interested party wishes to communicate with a non-management or independent director or with the Presiding Director, the stockholder or interested party should send the communication in writing to Mr. Pattarozzi, the Non-Executive Chairman of the Board and Presiding Director, at our principal executive offices.
     A stockholder, who wishes to communicate directly with the Board, a committee of the Board or with an individual director, should send the communication to:
Board of Directors or committee name or
Director’s name, as appropriate
Stone Energy Corporation
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
     We will forward all stockholder correspondence about the Company directly to the committee or individual director, as appropriate.
     A majority of the independent directors approved our process for collecting and organizing stockholder communications to the Board.
STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING
     Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at our 2012 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In accordance with Rule 14a-8, stockholder proposals should be received by our Secretary at Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, not later than December 10, 2011.
     In addition to the requirements of Rule 14a-8, and as more specifically provided in the Company’s Bylaws, in order for nominations of persons for election to the Board or a proposal of any other business to be properly brought before the 2012 Annual Meeting of Stockholders whether or not submitted for inclusion in our proxy statement under the applicable SEC rules, it must be submitted in accordance with our Bylaws and must be received at our principal executive offices no earlier than January 21, 2012 and not later than February 20, 2012. Any such proposal must be an appropriate subject for stockholder action under applicable law and must comply with Article II, Section 13 of our Bylaws and must be submitted in writing and mailed to our Secretary at the address shown above. Detailed information for submitting stockholder proposals is available upon written request to our Secretary at the address listed above.
     Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2012 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before February 27, 2012, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after February 27, 2012, and the matter nonetheless is permitted to be presented at the 2012 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above or other applicable requirements.

HOUSEHOLDING
     The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This method of delivery, often referred to as “householding,” helps to reduce the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies.
     We are householding proxy materials for stockholders of record in connection with the Annual Meeting unless otherwise notified. We have been notified that certain intermediaries may household proxy materials as well. If you hold your shares of common stock through a broker or bank that has determined to household proxy materials:
•	Only one proxy statement and one Annual Report to Stockholders will be delivered to multiple stockholders sharing an address unless you notify your broker or bank to the contrary; and

•	We will promptly deliver you a separate copy of the proxy statement and Annual Report to Stockholders for the 2011 Annual Meeting and for future meetings if you so request by calling us at (337) 237-0410 or by writing to our Secretary at Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508 or you can contact your bank or broker to make a similar request.
     Please contact us or your bank or broker directly if you have questions or wish to revoke your decision to household and thereby receive multiple copies. You should also contact us or your bank or broker if you wish to request delivery of a single copy if you are currently receiving multiple copies. These options are available to you at any time.

APPENDIX “A”
FIRST AMENDMENT TO
STONE ENERGY CORPORATION
2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN
     WHEREAS, STONE ENERGY CORPORATION, a Delaware corporation (the “Company”), has heretofore adopted the STONE ENERGY CORPORATION 2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN (the “Plan”); and
     WHEREAS, the Company desires to amend the Plan in certain respects;
     NOW, THEREFORE, the Plan shall be amended as follows:
     1. The first sentence of Paragraph V(a) of the Plan shall be deleted and the following shall be substituted therefor:
“Subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan, and the maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 8,525,000 shares (which number includes the number of shares of Common Stock previously issued pursuant to an award (or made subject to an award that has not expired or been terminated) granted under the Plan, the 2004 Plan, the 2001 Plan, the 2000 Plan, or the 1993 Plan); provided, however, that the aggregate number of shares shall not include any shares of Common Stock issued pursuant to an automatic “Bonus Stock Award” (as defined in and granted under the provisions of the 2004 Plan).”
     2. This amendment to the Plan shall be effective as of the date of the 2011 annual meeting of the Company’s stockholders provided that this amendment to the Plan is approved by the stockholders of the Company at such meeting. If this amendment to the Plan is not so approved at such meeting, then this amendment to the Plan shall be void ab initio.
     3. As amended hereby, the Plan is specifically ratified and reaffirmed.

A-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

STONE ENERGY
CORPORATION

INTERNET
http://www.proxyvoting.com/sgy
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

94966
▼   FOLD AND DETACH HERE   ▼

The Board of Directors recommends stockholders vote FOR each of the nominees for director listed below, FOR Items 2, 3 and 4, and FOR every “2 Years” on Item 5.	Please mark your votes as indicated in this example	☒

	FOR	WITHHOLD	*EXCEPTIONS
	ALL	FOR ALL
Item 1.	ELECTION OF DIRECTORS ☐	☐	☐
Nominees:
01 George R. Christmas	05 Richard A. Pattarozzi
02 B.J. Duplantis	06 Donald E. Powell
03 Peter D. Kinnear	07 Kay G. Priestly
04 John P. Laborde	08 David H. Welch

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and strike through that nominee’s name.)

		FOR	AGAINST	ABSTAIN

Item 2.	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, ERNST & YOUNG LLP, FOR FISCAL 2011	☐	☐	☐

Item 3.	APPROVAL OF AN AMENDMENT TO THE STONE ENERGY CORPORATION 2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN	☐	☐	☐

Item 4.	APPROVAL, BY NONBINDING VOTE, OF RESOLUTION APPROVING EXECUTIVE COMPENSATION	☐	☐	☐

		1 year	2 years	3 years	Abstain

Item 5.	TO RECOMMEND, BY NONBINDING VOTE, THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION VOTES	☐	☐	☐	☐

I PLAN TO ATTEND THE MEETING If you check the box to the right, an admission card will be sent to you.	☐

All as more particularly described in the accompanying Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Stone Energy Corporation account online.
Access your Stone Energy Corporation account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Stone Energy Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.
The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2011 Annual Meeting of Stockholders, the 2010 Annual Report to Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 of Stone Energy Corporation are available at http://bnymellon.mobular.net/bnymellon/sgy
▼   FOLD AND DETACH HERE   ▼
STONE ENERGY CORPORATION
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
MAY 20, 2011
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF STONE ENERGY CORPORATION
      The undersigned stockholder of Stone Energy Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Richard A. Pattarozzi, David H. Welch and B. J. Duplantis, and each of them, attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Stone Energy Corporation common stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Stone Energy Corporation, on May 20, 2011 at 10:00 a.m., Central Time, in New Orleans, Louisiana, or at any adjournment or postponement thereof, upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
      Please vote, date and sign this proxy card on the reverse side and return promptly in the enclosed envelope or submit your proxy by following the telephone or Internet voting instructions provided on the reverse side.
     This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR each director nominee listed, FOR Items 2, 3 and 4, and for every “2 Years” on Item 5, and as the proxies deem appropriate on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.
     The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting or any adjournment or postponement thereof.

Address Change/Comments (Mark the corresponding box on the reverse side)
BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	94966